Filed Pursuant to Rule 424(b)(5)
Registration No. 333-177754

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2012

PROSPECTUS SUPPLEMENT

(To prospectus dated November 15, 2011)

3,500,000 Shares

Ellington Financial LLC

Common Shares Representing Limited Liability Company Interests

We are offering 3,500,000 common shares representing limited liability company interests of Ellington Financial LLC, which we refer to as common shares. We are a specialty finance company that acquires and manages mortgage-related assets, including residential mortgage-backed securities backed by prime jumbo, Alt-A, manufactured housing and subprime residential mortgage loans, which we refer to as “non-Agency RMBS,” residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored enterprise, which we refer to as “Agency RMBS,” mortgage-related derivatives, commercial mortgage-backed securities, commercial mortgage loans and other commercial real estate debt, as well as corporate debt and equity securities and derivatives. We intend to use the net proceeds of this offering to acquire certain of our targeted assets, including non-Agency RMBS and Agency RMBS, in accordance with our investment objectives and strategies.

Our common shares are listed on the New York Stock Exchange, or “NYSE,” under the symbol “EFC.” The last reported sale price of our common shares on the NYSE on August 13, 2012 was $23.18 per share.

Our operating agreement generally prohibits any holder of our common shares from directly or indirectly owning more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares. See “Certain Provisions of Delaware Law and our Operating Agreement—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to Ellington Financial LLC	$	$

We have granted the underwriters the option to purchase up to an additional 525,000 common shares from us, at the public offering price, less the underwriting discount, within 30 days of the date of this prospectus supplement.

The underwriters expect to deliver the common shares on or about August     , 2012.

Deutsche Bank Securities	BofA Merrill Lynch

Stifel Nicolaus Weisel	JMP Securities

The date of this prospectus supplement is August     , 2012.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein is accurate only as of their respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC or Commission, using a “shelf” registration process. This prospectus supplement contains specific information about us and the terms on which we are offering and selling our common shares. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in the accompanying prospectus will be deemed modified or superseded by those made in this prospectus supplement. Before you invest in our common shares, you should carefully read this prospectus supplement, the accompanying prospectus and the registration statement, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Except where the context suggests otherwise, “EFC,” “we,” “us” and “our” refer to Ellington Financial LLC and its subsidiaries, our “Manager” refers to Ellington Financial Management LLC, our external manager, “Ellington” refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Manager, and “Manager Group” refers collectively to Ellington and its principals (including family trusts established by the foregoing) and entities in which 100% of the interests are beneficially owned by the foregoing. In certain instances, references to our Manager and services to be provided to us by our Manager may also include services provided by Ellington and its other affiliates from time to time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assured future results of our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek,” or similar expressions or their negative forms, or refer to strategies, plans, or intentions, we intend to identify forward-looking statements.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently in our possession. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward-looking statements. You should carefully consider these risks before you invest in our securities, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	difficult conditions in the mortgage and residential real estate markets;

•

the effect of the Federal Reserve’s and the Treasury’s actions and programs on the liquidity of the capital markets and the impact and timing of any further programs or regulations implemented by the U.S. government or its agencies;

•

the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac and Ginnie Mae and the U.S. government;

•	the impact of the downgrade of the long-term credit ratings of the United States, Fannie Mae, Freddie Mac and Ginnie Mae;

•	increased prepayments of the mortgages and other loans underlying our Agency RMBS;

•	the volatility of our target markets and of the market value of our common shares;

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•	increased rates of default and/or decreased recovery rates on our assets;

•	mortgage loan modification programs and future legislative action;

•	the degree to which our hedging strategies may or may not protect us from, or expose us to, credit or interest rate risk;

•	changes in our business and strategy;

•	availability, terms and deployment of capital;

•	our projected financial and operating results;

•	changes in interest rates and the market value of our securities;

•	our ability to maintain existing financing agreements, obtain future financing arrangements and the terms of such arrangements;

•	changes in economic conditions generally and the real estate and debt securities markets specifically;

•	legislative or regulatory changes (including tax law changes and changes to laws governing the regulation of investment companies);

•	availability of qualified personnel;

•	changes in our industry;

•	availability of investment opportunities;

•	our estimated book value per common share;

•	the degree and nature of our competition; and

•	changes to GAAP.

These and other risks, uncertainties and other important factors identified, or incorporated by reference in this prospectus supplement or the accompanying prospectus, including, but not limited to, those described under the caption “Risk Factors” in this prospectus supplement, as well as those described under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” in our Annual Report on Form 10-K for the year ended December 31, 2011, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012 and in the other documents incorporated by reference in this prospectus supplement, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See “Where You Can Find More Information” in the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the

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date of this prospectus supplement and before the date that the offering of common shares by means of this prospectus supplement and accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•	our Current Reports on Form 8-K filed on February 10, 2012, May 8, 2012 (Item 8.01 and Exhibit 99.3 only), May 16, 2012, August 2, 2012 and August 3, 2012;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011 from our Definitive Proxy Statement on Schedule 14A filed on March 30, 2012;

•

the description of our common shares incorporated by reference in our registration statement on Form 8-A/A filed on October 5, 2010 under the Securities Exchange Act of 1934, as amended, or Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from us by contacting our corporate secretary at the following address: Ellington Financial LLC, 53 Forest Avenue, Old Greenwich, CT 06870, (203) 698-1200.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information about us. It is not complete and may not contain all of the information that you should consider before making an investment in our common shares. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference in this prospectus supplement, including the risk factors and financial statements and related notes, before making an investment decision. Unless indicated otherwise, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to 525,000 additional common shares.

Our Company

Ellington Financial LLC is a specialty finance company formed in August 2007 that acquires and manages mortgage-related assets. Our primary objective is to generate attractive, risk-adjusted total returns for our shareholders by making investments that we believe compensate us appropriately for the risks associated with them. We seek to attain this objective by utilizing an opportunistic strategy. Our targeted assets currently include:

•	residential mortgage-backed securities, or “RMBS,” backed by prime jumbo, Alternative A-paper, or “Alt-A,” manufactured housing and subprime residential mortgage loans, or “non-Agency RMBS”;

•	RMBS for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored enterprise, or “Agency RMBS”;

•	mortgage-related derivatives;

•	commercial mortgage-backed securities, or “CMBS,” commercial mortgage loans and other commercial real estate debt; and

•	corporate debt and equity securities and derivatives.

We also may opportunistically acquire and manage other types of mortgage-related assets and financial assets, such as residential whole mortgage loans, asset-backed securities, or “ABS,” backed by consumer and commercial assets, non-mortgage-related derivatives and real property.

We believe that we have been organized and have operated so that we have qualified, and will continue to qualify, to be treated for U.S. federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation.

Our Manager and Ellington

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Our Manager was formed solely to serve as our manager and does not have any other clients. In addition, our Manager currently does not have any employees and instead relies on the employees of Ellington to perform its obligations to us. Ellington is an investment management firm and registered investment advisor with a 17-year history of investing in a broad spectrum of mortgage-backed securities, or “MBS,” and related derivatives.

The members of our management team include Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Co-Chief Investment Officer and a member of our Board of Directors, Laurence

Penn, Vice Chairman of Ellington, who serves as our Chief Executive Officer and President and a member of our Board of Directors, Mark Tecotzky, a Managing Director of Ellington, who serves as our Co-Chief Investment Officer, Lisa Mumford, who serves as our dedicated Chief Financial Officer, and Daniel Margolis, General Counsel of Ellington, who serves as our Secretary. Each of these individuals is an officer of our Manager. We currently do not have any employees.

Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. Ellington has established portfolio management resources for each of our targeted asset classes and an established infrastructure supporting those resources. Through our relationship with our Manager, we benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial skills, investment surveillance database and operational expertise. Ellington’s analytic approach to the investment process involves collection of substantial amounts of data regarding historical performance of MBS collateral and MBS market transactions. Ellington analyzes this data to identify possible trends and develops financial models used to support the investment and risk management process. In addition, throughout Ellington’s 17-year history of investing in MBS and related derivatives, it has developed strong relationships with a wide range of dealers and other market participants that provide Ellington access to a broad range of trading opportunities and market information. In addition, our Manager provides us with access to a wide variety of asset acquisition and disposition opportunities and information that assist us in making asset management decisions across our targeted asset classes, which we believe provides us with a significant competitive advantage. We also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative functions.

As of June 30, 2012, Ellington employed over 100 employees and had net assets under management of approximately $4.2 billion of which approximately $3.2 billion comprised our company and various alternative investment vehicles, including hedge funds and various private accounts, and of which approximately $1.0 billion comprised accounts with more traditional mandates. In addition, Ellington, through its affiliates, manages collateralized debt obligations, or “CDOs,” collateralized by MBS or ABS.

Recent Developments

On August 7, 2012, we announced that our estimated book value per common share as of July 31, 2012, was $24.58, or $24.01 on a fully diluted basis. These estimates are subject to change upon completion of our month-end valuation procedures relating to our investment positions, and any such change could be material. In preparing month-end reports of our estimated book value per common share, we employ valuation procedures that are generally less comprehensive than the valuation procedures employed for our quarterly and year-end financial statements, as we do not necessarily solicit third party valuations on substantially all of our assets. Furthermore, our registered independent public accountants generally have not performed the types of reviews or audits of our estimated book value per common share as of July 31, 2012 that they would perform for our quarterly or annual financial statements. It is possible that, if we were to undertake a more comprehensive valuation analysis and/or obtain a review or audit from our accountants for our month-end report, we could determine that our actual book value per common share as of July 31, 2012 differs materially from the estimates set forth above. Further, our results can fluctuate from month to month depending on a variety of factors, some of which are beyond our control and/or difficult to predict, including, without limitation, changes in interest rates, changes in default rates and prepayment speeds, and other changes in market and economic conditions. There can be no assurance that our estimated book value per common share as of July 31, 2012 is indicative of what our results are likely to be for the three- or nine-month periods ending September 30, 2012, and we undertake no obligation to update or revise our estimated book value per common share prior to our issuance of financial statements for such three- and nine-month periods.

The estimated book value per common share as of July 31, 2012 that is referenced above does not reflect the expected reduction resulting from the $0.70 dividend per share declared by our Board of Directors on August 1, 2012 that is payable on September 17, 2012 to shareholders of record as of August 31, 2012.

Our Corporate Information

Our principal executive offices are located at 53 Forest Avenue, Old Greenwich, CT 06870. Our telephone number is (203) 698-1200. Our internet address is www.ellingtonfinancial.com. Our internet web site, and the information contained therein or connected thereto, does not constitute part of this prospectus supplement.

THE OFFERING

Common shares offered by us	3,500,000 common shares (plus up to an additional 525,000 common shares that we may issue and sell upon the exercise of the underwriters’ option to purchase additional common shares in full).

Shares outstanding after this offering	19,958,696 common shares (or up to 20,483,696 common shares if the underwriters exercise their option to purchase additional common shares in full).(1)

Use of proceeds	We expect to use the net proceeds of this offering to acquire certain of our targeted assets, including non-Agency RMBS and Agency RMBS. We may also use the net proceeds for working capital and general corporate purposes. Pending such uses, we may invest the net proceeds from this offering in interest-bearing, short-term investments, including money market accounts. See “Use of Proceeds.”

Ownership and transfer restrictions	We may own interests in real estate investment trusts, or REITs. Due to limitations on the concentration of ownership of REITs that are imposed by the Internal Revenue Code of 1986, as amended, or the Code, our operating agreement generally prohibits any holder of our common shares from directly or indirectly owning more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares. Our Board of Directors has granted an exemption from this limitation to Ellington, certain affiliated entities of Ellington and certain non-affiliated entities, subject to certain terms and conditions. In addition, our operating agreement contains various other restrictions on the ownership and transfer of our common shares. See “Certain Provisions of Delaware Law and our Operating Agreement—Restrictions on Ownership and Transfer” in the accompanying prospectus.

NYSE listing symbol	“EFC”

Risk factors	Investing in our common shares involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of some of the risks relating to an investment in our common shares. You should also carefully read and consider the information set forth under the headings “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the common shares.

Dividends	On August 1, 2012, our Board of Directors declared a $0.70 dividend per share that is payable on September 17, 2012 to shareholders of record as of August 31, 2012. Purchasers of our common shares in this offering will receive such dividend, subject, in the case of purchasers acquiring common shares through the underwriters’ option to purchase additional common shares, to the timing of exercise and settlement of such option.

(1)	Based on 16,458,696 common shares outstanding at August 10, 2012. Excludes 375,000 common shares which are issuable upon conversion of 375,000 LTIP units that were issued to our Manager and 15,500 common shares which are issuable upon conversion of 15,500 LTIP units that were issued to our independent directors and certain officers and employees of our Manager.

RISK FACTORS

Investment in our common shares involves significant risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (which documents are incorporated herein by reference) and the following risk factors, together with all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks occurs, our business, financial condition or results of operation could be materially and adversely affected. If this were to happen, we may be unable to make distributions to our shareholders, the market value of our common shares could decline significantly, and you may lose some or all of your investment. Some statements in this prospectus supplement and the accompanying prospectus, including statements contained in the following risk factors, constitute forward-looking statements. You should carefully review the cautionary statements referred to under “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

The market for our common shares is limited, which could adversely affect the price at which our common shares trade and could make it difficult to sell the common shares you purchase.

While our common shares are listed on the NYSE, such listing does not provide any assurance as to:

•	whether the market price of our shares will reflect our actual financial performance;

•	the liquidity of our common shares;

•	the ability of any holder to sell common shares; or

•	the prices that may be obtained for our common shares.

The market price and trading volume of our common shares may be volatile following this offering.

The stock market has experienced extreme price and volume fluctuations that have affected the market price and trading volume of many companies in industries similar to ours. As a result, the market price of our common shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our common shares will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•

changes in our earnings estimates, failure to meet earnings or operating results expectations of public market analysts and investors, or publication of research reports about us or the real estate specialty finance industry;

•	increases in market interest rates that lead purchasers of our common shares to demand a higher yield;

•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in government policies or changes in timing of implementation of government policies, including with respect to or actions taken by Fannie Mae, Freddie Mac and Ginnie Mae;

•	changes in market valuations of similar companies;

•	changes in market valuations of assets we own;

•	changes in the terms at which we can maintain or obtain financing;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Many of these factors are beyond our control.

Broad market fluctuations could negatively impact the market price of our common shares.

The global capital markets have experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common shares. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common shares.

Future offerings of debt or equity securities by us may adversely affect the market value of our common shares.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred shares. If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under an indenture, rights to restrict dividend payments and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution of owners of our common shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred shares and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common shares. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market value of our common shares, or both. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares bear the risk of our future offerings reducing the market value of our common shares and diluting their share holdings in us.

Future sales of our common shares could have an adverse effect on our share price. You should not rely on lock-up agreements in connection with this offering to limit the amount of common shares sold in the market.

We cannot predict the effect, if any, of future sales of our common shares, or the availability of our common shares for future sales, on the market value of our common shares. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market values for our common shares.

In connection with this offering, our directors and executive officers, the Manager Group and certain of Ellington’s affiliates will enter into lock-up agreements covering 3,416,455 of our common shares and LTIP units outstanding which will prohibit sales of these shares for a period of 90 days after the date of this prospectus supplement. When these lock-up agreements expire, these common shares will become available for sale into the market, which could reduce the market value for our common shares. Furthermore, Deutsche Bank Securities Inc. and Merrill, Lynch, Pierce, Fenner & Smith, Incorporated, as representatives of the underwriters of this offering, may, at any time and without notice, release all or any portion of the common shares subject to the foregoing lock-up agreements.

Our Manager and certain of our affiliates have registration rights which enable them, subject to certain conditions, to cause us to register shares held by them for sale into the public markets.

Certain of our and our Manager’s executive officers, directors, partners, members and other affiliates and any of their permitted transferees and including (i) any executive officer, director, trustee, or general partner of such affiliate and (ii) any legal entity for which such affiliate acts as an executive officer, director, trustee or general partner, or the “Covered Persons,” are entitled to the benefits of a registration rights agreement with respect to the common shares they purchased in our August 2007 private offering and, in the case of our Manager, any common shares issued to our Manager as part of its incentive fee. The registration rights agreement provides, subject to certain conditions, the Covered Persons with (i) customary piggy-back registration rights with respect to any registration statement we file with the SEC (subject to underwriter cut-back rights with respect to underwritten offerings) and (ii) upon the request of Covered Persons holding a certain percentage of common shares covered under the registration rights agreement, the right to require us to file up to three registration statements on Form S-3 or a single registration on such other form that we are eligible to use. Our Manager and these affiliates of our Company and our Manager have waived their registration rights with respect to this offering and the registration statement of which this prospectus supplement is a part. However, should our Manager and these affiliates exercise these rights in the future, the common shares held by these Covered Persons would become eligible for sale into the market, subject to the restrictions set forth in the lock-up agreements noted above. If our Manager or these affiliates or any of their permitted transferees sell, or indicate an intention to sell, substantial amounts of our common shares into the public market, the trading price of our common shares could decline.

Your interest in us may be diluted if we issue additional common shares.

Existing shareholders and potential investors in this offering do not have preemptive rights to any common shares issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment if we issue or sell additional common shares in the future or issue or sell securities that are convertible into or exchangeable for common shares. Further, investors purchasing shares in this offering may experience dilution of their equity investment upon (i) the issuance of 623,288 common shares currently reserved for issuance under our equity incentive plans, (ii) the issuance of 390,500 common shares upon the conversion of previously-granted LTIP units or (iii) the issuance of common shares to our Manager under the management agreement, pursuant to which 10% of each incentive fee payable to our Manager will be paid in common shares, subject to our Manager’s right to elect to receive a greater percentage of any incentive fee in the form of common shares.

Our shareholders may not receive dividends or dividends may not grow over time.

We have not established a minimum dividend payment level and our ability to pay dividends may be adversely affected by a number of factors, including the risk factors described herein. All dividends will be declared at the discretion of our Board of Directors and will depend on our earnings, our financial condition and other factors as our Board of Directors may deem relevant from time to time. Our board is under no obligation or requirement to declare a dividend. Among the factors that could materially adversely affect our business, financial condition and results of operations and our ability to pay dividends to our shareholders are:

•	the ultimate profitability of our assets;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our portfolio or decreases in the value of our portfolio; and

•	increases in actual or estimated operating expenses.

A change in any one of these factors could affect our ability to pay dividends to our shareholders. We cannot assure you that we will achieve results that will allow us to pay a specified level of dividends or year-to-year increases in dividends.

Market interest rates may have an effect on the market price of our shares.

One of the factors that investors may consider in deciding whether to buy or sell our common shares is our dividend rate or earnings as a percentage of our common share price, as compared to market interest rates. If market interest rates increase, prospective investors may demand a higher dividend or earnings rate or seek higher-yielding alternative debt or equity investments. As a result, interest rate fluctuations and other capital market conditions can affect the market value of our common shares independent of the effects such conditions may have on our portfolio. For instance, if interest rates rise, it is likely that the market price of our common shares will decrease as market rates on interest-bearing securities, such as bonds, increase.

Investing in our common shares involves a high degree of risk.

The assets we purchase in accordance with our objectives may result in a higher amount of risk than other alternative asset acquisition options. The assets we acquire may be highly speculative and aggressive and may be subject to a variety of risks, including credit risk, prepayment risk, interest rate risk and market value risks. As a result, an investment in our common shares may not be suitable for someone with lower risk tolerance.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of 3,500,000 common shares in this offering will be approximately $         million after deducting the underwriting discounts and commissions as well as estimated offering expenses of approximately $0.3 million payable by us. If the underwriters exercise their option to purchase 525,000 additional common shares in full, our net proceeds will be approximately $         million.

We expect to use the net proceeds of this offering to acquire certain of our targeted assets, including non-Agency RMBS and Agency RMBS, in accordance with our investment objectives and strategies. Our investment decisions will depend on prevailing market conditions and the opportunities we identify and may be adjusted in response to changes in interest rates, economic and credit environments. We may also use the net proceeds of this offering for working capital and general corporate purposes. Pending such uses, we may invest the net proceeds from this offering in interest-bearing, short-term investments, including money market accounts. These investments are expected to provide a lower net return than we hope to achieve from our targeted investments.

While we intend to use the net proceeds of this offering to acquire our targeted assets as described above, we will have significant flexibility in using the net proceeds of this offering and may use the net proceeds from this offering to acquire assets with which you may not agree or for purposes that are different in range or focus than those described above and elsewhere in this prospectus supplement or those in which we have historically invested.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated August     , 2012, we have agreed to sell to the underwriters named below, for whom Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, are acting as representatives, the following respective numbers of common shares:

Underwriter	Number of Common Shares
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Stifel, Nicolaus & Company, Incorporated
JMP Securities LLC

Total	3,500,000

The underwriting agreement provides that the underwriters are obligated to purchase all the common shares in the offering if any are purchased, other than those shares covered by the option to purchase additional common shares described below.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 525,000 additional shares from us at the public offering price less the underwriting discounts and commissions.

The underwriters propose to offer the common shares initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $         per share. After the public offering, the underwriters may change the public offering price and concession. The following table summarizes the compensation we will pay to the underwriters in this offering:

	Per share		Total
	Without Option	With Option	Without Option	With Option

Underwriting Discounts and Commissions paid by us	$	$	$	$

We estimate that the total expenses payable by us in connection with this offering, excluding underwriting discounts and commissions, will be approximately $260,000.

The underwriters have informed us that they do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the common shares being offered.

We and our Manager have agreed, subject to certain exceptions, that we and it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our common shares or securities convertible into or exchangeable or exercisable for any of our common shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for a period of 90 days after the date of this prospectus supplement. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, in writing, such an extension.

Our directors and executive officers, the Manager Group and certain of Ellington’s affiliates have agreed that they will not, subject to certain exceptions, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any common shares or securities convertible into or exchangeable or exercisable for any of our common shares, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common shares, whether any of these transactions is to be settled by delivery of our common shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated for a period of 90 days after the date of this prospectus supplement. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, in writing, such an extension.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Affiliates of the underwriters have been, may be, or are lenders under one or more of our reverse repurchase agreements, and we have entered into credit default and/or interest rate swaps with affiliates of the underwriters. In addition, the underwriters and their affiliates have been, may be, or are lenders to, and counterparties in securities, derivatives and other trading activities with, certain of our affiliates and us. In conjunction with services that affiliates of the underwriters have provided, may provide or are providing to us and our affiliates, commercial disputes may arise. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Our common shares are listed on the NYSE under the symbol “EFC.”

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters are not greater than the number of shares that they may purchase in the option to purchase additional common shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional common shares. The underwriters may close out any covered short position by either exercising their option to purchase additional common shares and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional common shares. If the underwriters sell more shares than could be covered by the option to purchase additional common shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate members are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

European Economic Area

The underwriter has represented, warranted and agreed that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer of the shares to the public in that Relevant Member State, except that it may make an offer of the shares to the public in that Relevant Member State at any time (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 100, or if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors, as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Company for any such offer; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares will result in a requirement for the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this paragraph, the expression an “offer of the shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The underwriter has represented, warranted and agreed that (a) it has only communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) to high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) and

(d) of the Order (all such persons together being referred to as “relevant persons”) and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

We have not been and will not be registered with the Swiss Financial Market Supervisory Authority FINMA as a foreign collective investment scheme pursuant to Article 120 of the Collective Investment Schemes Act of 23 June 2006, or the “CISA.” Accordingly, our common shares may not be publicly offered in or from Switzerland, and neither this prospectus, nor any other offering materials relating to our common shares may be made available through a public offering in or from Switzerland. Our common shares may only be offered and this prospectus supplement may only be distributed in or from Switzerland by way of private placement exclusively to qualified investors (as this term is defined in the CISA and its implementing ordinance).

A prospectus in electronic format may be made available on a website maintained by the underwriters, or selling group members, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

Ellington Financial LLC

$750,000,000

Common Shares Representing Limited Liability Company Interests

Preferred Shares Representing Limited Liability Company Interests

Shareholder Rights to Purchase Common or Preferred Shares Representing Limited Liability Company Interests

Warrants to Purchase Common or Preferred Shares Representing Limited Liability Company Interests

Debt Securities

We may offer, issue and sell, from time to time, up to an aggregate of $750,000,000 of common shares representing limited liability company interests, which we refer to as “common shares,” preferred shares representing limited liability company interests, which we refer to as “preferred shares,” shareholder rights to purchase common or preferred shares, which we refer to as “shareholder rights,” warrants to purchase common or preferred shares, which we refer to as “warrants” and debt securities, which may consist of debentures, notes, or other types of debt, in one or more offerings. We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

Ellington Financial LLC is a specialty finance company that acquires and manages mortgage-related assets, including residential mortgage-backed securities backed by prime jumbo, Alt-A and subprime residential mortgage loans, residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity, mortgage-related derivatives, commercial mortgage-backed securities, commercial mortgage loans and other commercial real estate debt, as well as corporate debt and equity securities and derivatives. We are externally managed and advised by Ellington Financial Management LLC, or our “Manager,” an affiliate of Ellington Management Group, L.L.C.

Our common shares are listed on the New York Stock Exchange, or “NYSE,” under the symbol “EFC.” The last reported sale price of our common shares on the NYSE on November 3, 2011 was $18.28 per share.

Investing in these securities involves risks. You should carefully read and consider the information referred to under “Risk Factors” on page 3 of this prospectus and any prospectus supplement before making a decision to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2011

You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement, any free writing prospectus prepared by us or information to which we have referred you. We have not authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC.” Under this shelf registration statement, we may offer and sell any combination of our common shares, preferred shares, shareholder rights, warrants and debt securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information.”

The SEC allows us to incorporate by reference information that is contained in certain reports and other documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

Except where the context suggests otherwise, “EFC,” “we,” “us” and “our” refer to Ellington Financial LLC and its subsidiaries, our “Manager” refers to Ellington Financial Management LLC, our external manager, “Ellington” refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Manager, and “Manager Group” refers collectively to Ellington and its principals (including family trusts established by the foregoing) and entities in which 100% of the interests are beneficially owned by the foregoing. In certain instances, references to our Manager and services to be provided to us by our Manager may also include services provided by Ellington and its other affiliates from time to time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assured future results of our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, we intend to identify forward-looking statements.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently in our possession. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward-looking statements. You should carefully consider these risks before you invest in our securities, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	difficult conditions in the mortgage and residential real estate markets;

•

the effect of the Federal Reserve’s and the Treasury’s actions and programs on the liquidity of the capital markets and the impact and timing of any further programs or regulations implemented by the Federal Government or its agencies;

•

the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac and Ginnie Mae and the Federal Government;

•	the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac and Ginnie Mae;

•	increased prepayments of the mortgages and other loans underlying our Agency RMBS;

•	the volatility of our target markets and of the market value of our common shares;

•	increased rates of default and/or decreased recovery rates on our assets;

•	mortgage loan modification programs and future legislative action;

•	the degree to which our hedging strategies may or may not protect us from, or expose us to, credit or interest rate risk;

•	changes in our business and strategy;

•	availability, terms and deployment of capital;

•	our projected financial and operating results;

•	changes in interest rates and the market value of our securities;

•	our ability to maintain existing financing agreements, obtain future financing arrangements and the terms of such arrangements;

•	changes in economic conditions generally and the real estate and debt securities markets specifically;

•	legislative or regulatory changes (including tax law changes and changes to laws governing the regulation of investment companies);

•	availability of qualified personnel;

•	changes in our industry;

•	availability of investment opportunities;

•	the degree and nature of our competition; and

•	changes to GAAP.

These and other risks, uncertainties and factors, including the risk factors described in this prospectus under the heading “Risk Factors” and the risks, uncertainties and factors described in the documents incorporated by reference in this prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ELLINGTON FINANCIAL LLC

Our Company

Ellington Financial LLC is a specialty finance company formed in August 2007 that acquires and manages mortgage-related assets. Our primary objective is to generate attractive, risk-adjusted total returns for our shareholders by making investments that we believe compensate us appropriately for the risks associated with them. We seek to attain this objective by utilizing an opportunistic strategy. Our targeted assets currently include:

•	residential mortgage-backed securities, or “RMBS,” backed by prime jumbo, Alternative A-paper, or “Alt-A,” and subprime residential mortgage loans, or “non-Agency RMBS”;

•	RMBS for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity, or “Agency RMBS”;

•	mortgage-related derivatives;

•	commercial mortgage-backed securities, or “CMBS,” commercial mortgage loans and other commercial real estate debt; and

•	corporate debt and equity securities and derivatives.

We also may opportunistically acquire and manage other types of mortgage-related assets and financial assets, such as residential whole mortgage loans, asset-backed securities, or “ABS,” backed by consumer and commercial assets and non-mortgage-related derivatives.

We believe that we have been organized and have operated so that we have qualified, and will continue to qualify, to be treated for U.S. federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation.

Our Manager and Ellington

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Our Manager was formed solely to serve as our manager and does not have any other clients. In addition, our Manager currently does not have any employees and instead relies on the employees of Ellington to perform its obligations to us pursuant to a services agreement between our Manager and Ellington. Ellington is an investment management firm and registered investment advisor with a 16-year history of investing in a broad spectrum of mortgage-backed securities, or “MBS,” and related derivatives.

Our Corporate Information

Our principal executive offices are located at 53 Forest Avenue, Old Greenwich, CT 06870. Our telephone number is (203) 698-1200. Our internet address is www.ellingtonfinancial.com. Our internet web site, and the information contained therein or connected thereto, does not constitute part of this prospectus.

RISK FACTORS

Investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” below.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and the accompanying prospectus supplement for the purchase of our targeted assets and for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred share dividends for each of the periods indicated:

	Six Months Ended	Fiscal Years Ended December 31,
	June 30, 2011	2010	2009	2008	2007(1)
Ratio of Earnings to Fixed Charges(2)	4.1x	11.6x	38.9x	0.61x	—
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends(2)	4.1x	11.6x	38.9x	0.61x	—

(1)	For the period August 17, 2007 (date operations commenced) through December 31, 2007.
(2)	Fixed charges consist of interest expense for the nine months ended September 30, 2011 and the fiscal years ended December 31, 2010, 2009 and 2008. There were no fixed charges for the period ended December 31, 2007.

We computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. We computed the ratio of earnings to combined fixed charges and preferred share dividends by dividing earnings by the sum of fixed charges and dividends on outstanding preferred shares. In each case, earnings represent increase (decrease) in shareholders’ equity resulting from operations plus fixed charges and preferred share dividends, if any. Fixed charges include interest expense. During the periods presented in the table above, no preferred shares were outstanding. For the fiscal year ended December 31, 2008, earnings were insufficient to cover fixed charges and combined fixed charges and preferred share dividends by approximately $2.4 million.

DESCRIPTION OF COMMON SHARES

The following description of our common shares sets forth certain general terms and provisions of the common shares to which any prospectus supplement may relate, including a prospectus supplement which provides for common shares issuable pursuant to shareholder rights or upon conversion of securities which are offered pursuant to such prospectus supplement and convertible into common shares under the terms and conditions set forth in such prospectus supplement, and will apply to any common shares offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.

Our operating agreement provides for the issuance of our common shares, as well as certain terms of our common shares. The following is a summary of some of the terms of our common shares, our operating agreement and the Delaware LLC Act, and is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our operating agreement and the Delaware LLC Act.

Authorized Shares

Each of our common shares represents a limited liability company interest in Ellington Financial LLC. We are authorized to issue, pursuant to action by our board of directors and without action by our shareholders, up to 100,000,000 common shares and up to 10,000,000 LTIP units that are convertible into common shares as described below. As of November 1, 2011, 16,491,131 common shares were issued and outstanding.

General

Upon payment in full of the consideration payable with respect to the common shares, as determined by our board of directors, such shareholders shall not be liable to us to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of the Delaware LLC Act—see “Certain Provisions of Delaware Law and Our Operating Agreement-Limited Liability”). No holder of common shares is entitled to preemptive, redemption or conversion rights.

Voting Rights

The holders of common shares are entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all common shares present in person or represented by proxy, voting together as a group.

Distribution Rights

In general, holders of common shares will share ratably (based on the number of common shares held) in any distribution declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of distributions and to any restrictions on the payment of distributions imposed by the terms of any outstanding preferred shares. Distributions consisting of common shares may be paid only as follows: (1) common shares may be paid only to holders of common shares; and (2) shares shall be paid proportionally with respect to each outstanding common share.

Liquidation Rights

Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive our remaining assets available for distribution (only to the extent such assets are converted to cash) in accordance with and to the extent of positive balances in the respective capital accounts after taking into account certain adjustments. If our assets remaining after payment or discharge of our debts or liabilities are insufficient to return their capital contributions, the holders of our common shares shall have no recourse against us or any other holder of our common shares or our Manager.

Other Matters

In the event of our merger or consolidation with or into another entity in connection with which our common shares are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common shares will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Under our operating agreement, in the event of an inadvertent termination of partnership status in which the Internal Revenue Service, or the “IRS,” has granted us limited relief, each holder of our common shares also is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain our status as a partnership for U.S. federal (and applicable state) income tax purposes.

LTIP Units

In connection with our August 2007 private offering, our Board of Directors adopted the Ellington Incentive Plan for Individuals, or the “individual incentive plan,” and the Ellington Incentive Plan for Entities, or the “entity incentive plan,” referred to collectively in this prospectus as the “incentive plans.” Our Manager’s directors, officers, employees and affiliates who provide services to us and our officers, directors, employees, consultants and advisors who are natural persons are eligible to receive awards under the individual incentive plan. Our Manager, consultants and advisors who are not natural persons are eligible to receive awards under the entity incentive plan. The incentive plans are administered by our Compensation Committee. The incentive plans each have a term of ten years from the date of adoption.

As of November 1, 2011, a combined total of 623,750 Long-Term Incentive Plan (“LTIP”) units remain available for issuance. Upon vesting, LTIP units are transferable on a one-for-one basis into common shares. In each subsequent calendar year, the maximum limit on the number of common shares and LTIP units issuable under both incentive plans shall increase by an amount equal to six percent (6%) of the difference, if any (but not less than zero) between (1) the number of common shares that are outstanding as of the last day of such calendar year and (2) the number of common shares that are outstanding as of the last day of the immediately preceding calendar year (excluding any securities issued under the plans). The individual incentive plan requires that of the number of common shares and LTIP units available for awards under both plans, 62,500 common shares be reserved for awards to be made to our independent directors. As of November 1, 2011, 21,250 LTIP units had been issued pursuant to our individual incentive plan and 375,000 LTIPs had been issued pursuant to our entity incentive plan. In no event shall the number of common shares and LTIP units issued pursuant to both incentive plans exceed 10,000,000. In the event that an award expires, or is forfeited, cancelled or otherwise terminates without the issuance of shares, such common shares subject to such award will again be available for subsequent awards, except as prohibited by law. In addition, common shares that we withhold in satisfaction of the holder’s obligation to remit an exercise price or withholding taxes will be available for future awards.

Upon the occurrence of any event that affects our common shares in such a way that an adjustment of outstanding awards is appropriate in order to prevent the dilution or enlargement of rights under the awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Compensation Committee shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of common shares (or other securities) which may thereafter be issued in connection with such outstanding awards and adjustments to any exercise price specified in the outstanding awards and shall also make appropriate equitable adjustments to the number and kind of common shares (or other securities) authorized by or to be granted under the incentive plans. Such other substitutions or adjustments shall be made respecting awards granted under the incentive plans as may be determined by the Compensation Committee, in its sole discretion. In connection with any event described in this paragraph, the Compensation Committee may provide, in its discretion, for the cancellation of any outstanding award and payment in cash or other property in exchange therefor, equal to the difference, if any, between the fair market value of our common shares or other property subject to the award, and the exercise price, if any.

The Compensation Committee has the authority under the incentive plans to determine the terms and conditions of any awards thereunder, including the terms of any LTIP units. In general, LTIP units will comprise a separate class or classes of our limited liability company interests. Each LTIP unit awarded will typically be deemed to be the equivalent of one common share under the incentive plans. In connection with each grant of LTIP units, the Compensation Committee sets the relevant terms of such grant, including the number, vesting schedule (including any performance-based vesting conditions) and forfeiture provisions, rights to distributions, allocations of income and capital accounts, required capital contributions, if any, voting rights and conversion features, among other things. As equity interests, the LTIP units are also subject to the terms of our operating agreement. LTIP units may be granted either as free-standing awards or in tandem with other awards under our incentive plans.

In addition to LTIP units, the incentive plans also permit awards of restricted common shares. A restricted common share award is an award of our common shares that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. The restrictions may lapse at such times and under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our Compensation Committee may determine. Except to the extent restricted under an award agreement, the holder of a restricted common share has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive distributions on the restricted common shares. Although distributions are paid on all restricted common shares, whether or not vested, at the same rate and on the same date as common shares, the award agreement may prohibit holders of restricted common shares from transferring such restricted common shares until they vest. All restrictions on restricted common shares granted under the incentive plans will be removed immediately and fully upon a change of control of us.

The Compensation Committee may also grant share appreciation rights, performance awards and other share and non-share-based awards under the incentive plans. These awards may be subject to such conditions and restrictions as the compensation committee may determine, including, but not limited to, the achievement of certain performance goals or continued employment with us through a specific period. Generally, holders are not permitted to sell, transfer, pledge or assign any award, and all awards shall be exercisable, during the holder’s lifetime, only by the holder; provided, however, that the Compensation Committee may, in its sole discretion, provide that certain awards may be transferable subject to certain restrictions.

Generally, holders are not permitted to sell, transfer, pledge or assign any award, and all awards shall be exercisable, during the holder’s lifetime, only by the holder; provided, however, that the Compensation Committee may, in its sole discretion, provide that certain awards may be transferable subject to certain restrictions.

Our Compensation Committee may at any time amend, alter, suspend or discontinue the incentive plans, but cannot, without a participant’s consent, take any action that would impair the rights of such participant under any award granted under the plans. To the extent required by law, the Compensation Committee will obtain approval of the shareholders for any amendment that would:

•	increase the total number of common shares reserved for issuance under the incentive plans (other than through adjustment as provided in the incentive plan);

•	change the class of eligible participants under the incentive plans; or

•	otherwise require such approval.

Restrictions on Transfer

See “Certain Provisions of Delaware Law and Our Operating Agreement” for a description of restrictions on transfers of our shares including our common shares and for a description of other provisions of the Operating Agreement affecting your investment in our common shares.

DESCRIPTION OF PREFERRED SHARES

The following description of our preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate, including a prospectus supplement which provides for preferred shares issuable pursuant to shareholder rights or upon conversion of securities which are offered pursuant to such prospectus supplement and convertible into preferred shares under the terms and conditions set forth in such prospectus supplement, and will apply to any preferred shares offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.

Our operating agreement authorizes our board of directors, without action by our shareholders, to approve the issuance of up to 100,000,000 preferred shares. The following is a summary of some of the terms of our preferred shares, our operating agreement and the Delaware LLC Act, and is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our operating agreement and the Delaware LLC Act.

As of November 1, 2011, no preferred shares were issued and outstanding. Unless required by law or by any stock exchange, the authorized preferred shares will be available for issuance without further action by common shareholders.

Our board of directors is able to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•

the amount of preferred shares of the series, which our board may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of preferred shares of the series then outstanding;

•	whether distributions, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which distributions, if any, will be payable;

•	the redemption rights and price or prices, if any, for preferred shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of the preferred shares of the series;

•	the amounts payable on preferred shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the preferred shares of the series will be convertible into or exchangeable for interests of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, the period or periods during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

•	restrictions on the issuance of preferred shares of the series or of any shares of any other class or series; and

•	the voting rights, if any, of the holders of the preferred shares of the series.

The designations, preferences, rights, powers and duties of each series of preferred shares will be set forth in a designating amendment to our operating agreement that is approved by our board of directors and annexed to our operating agreement.

Our operating agreement authorizes our board of directors to classify and reclassify any unissued common or preferred shares into other classes or series of shares. We could issue or reclassify a series of preferred shares that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares over the market value of the common shares.

Restrictions on Transfer

See “Certain Provisions of Delaware Law and Our Operating Agreement” for a description of restrictions on transfers of our shares including our preferred shares and for a description of other provisions of our operating agreement affecting your investment in our preferred shares.

DESCRIPTION OF SHAREHOLDER RIGHTS

This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase common or preferred shares. In this prospectus, we refer to such rights as “shareholder rights.” If shareholder rights are so issued to existing holders of securities, each shareholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If shareholder rights are issued, the applicable prospectus supplement will describe the terms of such shareholder rights including the following where applicable:

•	record date;

•	subscription price;

•	subscription agent;

•

aggregate number of common or preferred shares purchasable upon exercise of such shareholder rights and in the case of shareholder rights for preferred shares, the designation, aggregate number, and terms of the class or series of preferred shares purchasable upon exercise of such shareholder rights;

•	the date on which the right to exercise such shareholder rights shall commence and the expiration date on which such right shall expire;

•	material U.S. federal income tax considerations; and

•	other material terms of such shareholder rights.

In addition to the terms of the shareholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such shareholder rights who validly exercises all shareholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised shareholder rights issued to other holders, to the extent such shareholder rights have not been exercised.

Holders of shareholder rights will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of our company, except to the extent described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of common shares or preferred shares, respectively referred to as common share warrants and preferred share warrants. Warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The warrant agent will act solely as an agent of ours in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of warrant certificates or beneficial owners of warrants.

If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:

•	the offering price;

•

the aggregate number of shares purchasable upon exercise of such warrants, and in the case of warrants for preferred shares, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such warrants;

•	the designation and terms of the securities with which such warrants are being offered, if any, and the number of such warrants being offered with each such security;

•	the date on and after which such warrants and any related securities will be transferable separately;

•

the number of preferred shares or common shares purchasable upon exercise of each of such warrants and the price at which such number of preferred shares or common shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the expiration date on which such right shall expire;

•	material U.S. federal income tax considerations applicable to the warrants; and

•	any other material terms of such warrants.

Holders of future warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of the Company.

If warrants for the purchase of preferred shares are offered, the applicable prospectus supplement will also describe the terms of the preferred shares into which the warrants are exercisable as described under “Description of Preferred Shares.”

DESCRIPTION OF DEBT SECURITIES

General

The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, we refer to any of our direct unsecured general obligations as the “Debt Securities.” When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be selected by us at or about the time we offer our Debt Securities. The form of open-ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In this prospectus we refer to the Indenture (for Debt Securities) as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”

The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[    ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of our subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act,” and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, form of note, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. We incur indebtedness from time to time to finance many of our assets pursuant to repurchase agreements. This indebtedness is deemed to be secured indebtedness. As a result, we have a significant amount of secured indebtedness at any given time in relation to our total assets. The Debt Securities Indenture does not limit the amount of secured indebtedness that we may issue or incur. For a more detailed description regarding our risk exposure on our repurchase agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 16, 2011 and incorporated herein by reference.

Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including our repurchase agreements, and the capital markets. Holders of our Debt Securities will effectively have a junior position to claims of our creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

Provisions of a Particular Series

The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities of the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination, if applicable, at which the Debt Securities will bear interest, if any, and:

•	the date from which the interest will accrue;

•	the dates on which we will pay interest;

•	our ability to defer interest payments and any related restrictions during any interest deferral period; and

•	the record date for any interest payable on any interest payment date;

•	the place where:

•	the principal of, premium, if any, and interest on the Debt Securities will be payable;

•	you may register transfer of the Debt Securities;

•	you may exchange the Debt Securities; and

•	you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•

the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•

the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•

the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside of the applicable indenture;

•	if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	any addition to the events of default applicable to any Debt Securities and any addition to our covenants for the benefit of the holders of the Debt Securities;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing Debt Securities as global securities, and if so:

•	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

•	any limitations on the right to obtain definitive certificates of the Debt Securities; and

•	any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer certificates;

•

any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

•	the material U.S. federal income tax consequences applicable to the Debt Securities.

For more information, see Section 3.01 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than U.S. dollars.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in an highly-leveraged transaction.

Subordination

The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

•	there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

•	any Senior Indebtedness is not paid when due;

•

any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

•	the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 15.02 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 15.04 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

•	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);

•	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness we may issue.

Form, Exchange and Transfer

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 2.01 and 3.02 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.

No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 3.05 of the applicable Debt Securities Indenture.

The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.

We will not be required to:

•

issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	register the transfer of, or exchange any, Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 3.05 of the applicable Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 3.07 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.

All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 6.03 of the applicable Debt Securities Indenture.

Redemption

You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 4.03 and 4.04 of the applicable Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 4.04 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any other person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

•	is organized and validly existing under the laws of any domestic jurisdiction; and

•	expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

•	immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 11.01 of the applicable Debt Securities Indenture.

Events of Default

Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any required sinking fund payment on any Debt Securities of that series;

•

breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

For more information, see Section 8.01 of the applicable Debt Securities Indenture.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

•	all overdue interest on all Debt Securities of the particular series;

•

the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

•	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

•	all amounts due to the Debt Securities Trustee under the applicable indenture; and

•

any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 8.02 of the applicable Debt Securities Indenture.

The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 9.03 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 8.12 of the applicable Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•

the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•

the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 8.07 of the applicable Debt Securities Indenture.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 8.08 of the applicable Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 6.06 of the applicable Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of our outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•

to change or eliminate any provision of the applicable indenture or add any new provisions to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•

to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

•	to change any place where:

•	the principal of and any premium and interest on any Debt Securities are payable;

•	any Debt Securities may be surrendered for registration of transfer or exchange; or

•	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 12.01 of the applicable Debt Securities Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 6.07 of the applicable Debt Securities Indenture); and

•

any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 8.13 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 12.01 of the applicable Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected:

•	change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

•	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

•	reduce any premium payable upon the redemption of Debt Securities;

•	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

•	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•

may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•

may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•

changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 12.02 of the applicable Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holder of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 1.04 of the applicable Debt Securities Indenture.

Defeasance

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 7.01 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 9.10 of the applicable Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 1.06 of the applicable Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 3.08 of the applicable Debt Securities Indenture.

Governing law

The Debt Securities Indenture and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 1.12 of the applicable Debt Securities Indenture.

GLOBAL SECURITIES

We may issue some or all of our securities or any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee of the custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

•	will not be entitled to have the global security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any indenture; or

•	any agent of any of the above.

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR OPERATING AGREEMENT

Organization and Duration

We were formed in Delaware in July 2007, and will remain in existence until dissolved in accordance with our operating agreement.

Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity; provided, however, that, except if our board of directors determines that it is no longer in our best interests, our management shall not cause us to engage, directly or indirectly, in any business activity that our board of directors determines would require us to register as an investment company under the Investment Company Act or cause us to be treated as an association or publicly traded partnership taxable as a corporation or otherwise taxable at the entity level for federal income tax purposes.

Agreement to be Bound by our Operating Agreement; Power of Attorney

Each purchaser of a common share will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of our operating agreement. Pursuant to this agreement, each shareholder and each person who acquires a common share from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers the authority to make certain amendments to, and to make consents under and in accordance with, our operating agreement.

Duties of Officers and Directors

Our operating agreement provides that our business and affairs shall be managed under the direction of our board of directors, which shall have the power to appoint our officers. Our operating agreement further provides that the authority and function of our board of directors and officers shall be identical to the authority and functions of a board of directors and officers of a corporation organized under the Delaware General Corporation Law, or “DGCL,” except as expressly modified by the terms of the operating agreement. Finally, our operating agreement provides that except as specifically provided therein, the fiduciary duties and obligations of our board of directors owed to us and to our members shall be the same as the respective duties and obligations owed by officers and directors of a corporation organized under the DGCL to their corporation and stockholders, respectively.

Our operating agreement does not expressly modify the duties and obligations owed by officers and directors under the DGCL. However, there are certain provisions in our operating agreement regarding exculpation and indemnification of our officers and directors that differ from the DGCL. First, our operating agreement provides that to the fullest extent permitted by applicable law our directors will not be liable to us. Under the DGCL, a director or officer would be liable to us for (1) breach of duty of loyalty to us or our shareholders; (2) intentional misconduct or knowing violations of the law that are not done in good faith; (3) improper redemption of stock or declaration of a dividend; or (4) a transaction from which the director derived an improper personal benefit.

Second, our operating agreement provides that we indemnify our directors and officers for acts or omissions to the fullest extent permitted by law. Under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in a criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful.

Third, our operating agreement provides that in the event a potential conflict of interest exists or arises between any of our principals, our directors or their respective affiliates, on the one hand, and us, any of our subsidiaries or any of our shareholders, on the other hand, a resolution or course of action by our board of directors shall be deemed approved by all of our shareholders, and shall not constitute a breach of the fiduciary duties of members of the board to us or our shareholders, if such resolution or course of action is (1) approved by our nominating and corporate governance committee, which is composed of independent directors, (2) approved by shareholders holding a majority of our shares that are disinterested parties, (3) on terms no less favorable than those generally provided to or available from unrelated third parties, or (4) fair and reasonable to us. Under the DGCL, a corporation is not permitted to automatically exempt board members from claims of breach of fiduciary duty under such circumstances.

In addition, our operating agreement provides that all conflicts of interest described in this prospectus are deemed to have been specifically approved by all of our shareholders.

Election of Members of Our Board of Directors

Since our first annual meeting of shareholders, members of our board of directors have been elected by a plurality of our shareholders. Each member of our board of directors currently serves for a one-year term expiring in 2012.

Removal of Members of Our Board of Directors

Any director or the entire board of directors may be removed, only for cause (as defined in the operating agreement) and then only by a vote of at least two-thirds of the votes entitled to be cast in the election of directors. The vacancy in the board of directors caused by any such removal will be filled by a vote of the majority of directors then in office even if the remaining directors do not constitute a quorum.

Shareholder Meetings

Under our operating agreement, we are required to hold an annual meeting of shareholders for the election of directors and other business during the month of May of each year on a date and time to be set by the board of directors. In addition, our operating agreement provides that a special meeting of shareholders may be called by our board of directors and certain of our officers. Our operating agreement further provides that, subject to the satisfaction of certain procedural and information requirements, a special meeting of shareholders shall be called by the Secretary of the company upon written request of shareholders entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting.

Advance Notice of Nominations and Shareholder Business

Our operating agreement establishes advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors at annual meeting of our shareholders.

Limited Liability

Section 18-607 and Section 18-804 of the Delaware LLC Act provide that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under Section 18-607, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under Section 18-804 of the Delaware LLC Act, a limited liability company that has dissolved and is winding up its affairs may not make a liquidating distribution to its members unless it has paid or made reasonable provision for the payment of all of its known liabilities, the satisfaction of all known claims against it, including contingent, conditional or unmatured claims, and the satisfaction of claims that have not been made known to it or that have not arisen but that, based on facts that are known to it, are likely to arise or become known within 10 years after the date of dissolution. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.

Limitations on Liability and Indemnification of Our Directors and Officers

Our operating agreement provides that our directors will not be liable to us, or any subsidiary of ours, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director’s obligations or duties in connection with us, including breach of fiduciary duty, except as follows: (1) for any breach of the director’s duty of loyalty to us or the holders of the shares; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for any transaction from which the director derived an improper personal benefit. The operating agreement provides that, to the fullest extent permitted by law, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was our director, officer, employee, tax matters member or agent, or is or was serving at our request as a director, officer, employee or agent of another company, to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment, our board of directors is required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the total voting power of our outstanding common shares and, to the extent that such amendment would have a material adverse effect on the holders of any class or series of shares, by the holders of a majority of the holders of such class or series.

Prohibited Amendments. No amendment may be made that would:

•	enlarge the obligations of any shareholder without such shareholder’s consent, unless approved by at least a majority of the type or class of shares so affected;

•

provide that we are not dissolved upon an election to dissolve our limited liability company by our board of directors that is approved by holders of a majority of the total voting power of our outstanding common shares;

•	change the term of existence of our company; or

•

give any person the right to dissolve our limited liability company other than our board of directors’ right to dissolve our limited liability company with the approval of holders of a majority of the total voting power of our outstanding common shares.

The provision of our operating agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the total voting power of our outstanding common shares.

No Shareholder Approval. Our board of directors may generally make amendments to our operating agreement without the approval of any shareholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of shareholders in accordance with our operating agreement;

•

the merger of our company or any of its subsidiaries into, or the conveyance of all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity;

•

a change that our board of directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state or to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed at the entity level for U.S. federal income tax purposes other than as our board of directors specifically so designate;

•

an amendment that our board of directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or the “Investment Company Act,” the Advisers Act, or “plan asset” regulations adopted under the Employee Retirement Income Security Act, or “ERISA”, whether or not substantially similar to plan asset regulations currently applied or proposed;

•

an amendment that our board of directors determines, based on the advice of counsel, to be necessary to cause our allocations of profit and loss to conform to the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended, or the “Code”;

•	an amendment or issuance that our board of directors determines to be necessary or appropriate for the authorization of additional securities;

•	any amendment expressly permitted in our operating agreement to be made by our board of directors acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our operating agreement;

•

any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our operating agreement;

•	a change in our fiscal year or taxable year and related changes; and

•	any other amendments substantially similar to any of the matters described above.

In addition, our board of directors may make amendments to our operating agreement without the approval of any shareholder or assignee if our board of directors determines that those amendments:

•	do not adversely affect the shareholders (including any particular class or series of shares as compared to other classes or series of shares) in any material respect;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our shareholders;

•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of shares under the provisions of our operating agreement; or

•	are required to effect the intent expressed in our operating agreement or are otherwise contemplated by our operating agreement.

Merger, Sale or Other Disposition of Assets

Our board of directors is generally prohibited, without the prior approval of holders of a majority of the total voting power of all of our outstanding common shares, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approving on our behalf the sale, exchange or other disposition of all or substantially all of our assets, provided that our board of directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of any shareholder. Our board of directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.

If the conditions specified in our operating agreement are satisfied, our board of directors may merge our company or any of its subsidiaries into, or convey all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity, in each case without any approval of our shareholders. The shareholders are not entitled to dissenters’ rights of appraisal under the operating agreement or applicable Delaware law in the event of a merger or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our board of directors to dissolve us, if approved by holders of a majority of the total voting power of all of our outstanding common shares; (2) the sale, exchange or other disposition of all or substantially all of our assets and those of our subsidiaries; (3) the entry of a decree of judicial dissolution of our limited liability company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Election to be Treated as a Corporation

If the board of directors determines that it is no longer in our best interests to continue as a partnership for U.S. federal income tax purposes, the board of directors may elect to cause us to be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

In the event that the board of directors determines the company should seek relief pursuant to Section 7704(e) of the Code to preserve the treatment of the company as a partnership for U.S. federal (and applicable state) income tax purposes, the company and each shareholder shall agree to adjustments required by the tax authorities, and the company and each shareholder shall pay such amounts as required by the tax authorities.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For financial reporting and tax purposes, our fiscal year is the calendar year. We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1s) as promptly as practicable after the end of each tax year, which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. However, we may not be able to provide holders of our common shares with tax information on a timely basis. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. In addition, delivery of this information by us may be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, holders of our common shares will need to apply for extensions of time to file their tax returns.

Provisions in the Operating Agreement that may have an Anti-Takeover Effect

Some of the provisions in the operating agreement described above could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:

•	allowing only our board of directors to fill newly created directorships,

•

requiring advance notice for our shareholders to nominate candidates for election to our board of directors or to propose business to be considered by our shareholders at a meeting of our shareholders;

•	our ability to issue additional securities, including, but not limited to, preferred shares, without approval by our shareholders;

•	the ability of our board of directors to amend the operating agreement without the approval of the shareholders except under certain specified circumstances;

•

requiring that (subject to certain exceptions) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares (See “—Restrictions on Ownership and Transfer;”) and

•	limitations on the ability of our shareholders to call special meetings of our shareholders or to act by written consent.

Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to our Manager in the event of a termination.

Restrictions on Ownership and Transfer

Our operating agreement, subject to certain exceptions, contains restrictions on the amount of our shares that a person may own and may prohibit certain entities from owning our shares. Our operating agreement provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of our common shares which are transferred to the trust (as described below), will be required to give notice immediately to us, or in the case of proposed or attempted transactions will be required to give at least 15 days written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer, including, without limitation, the effect on the qualification as a real estate investment trust (“REIT”) of any potential REIT subsidiary we may acquire or form in the future.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate. Our board of directors may also condition any such exemption on the receipt of a ruling from the IRS or an opinion of counsel as it deems appropriate. Our board of directors has granted an exemption from this limitation to Ellington, certain affiliated entities of Ellington and certain non-affiliates, subject to certain conditions.

Any attempted transfer of our securities which, if effective, would result in a violation of the foregoing restrictions (other than those described in the preceding paragraph) will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our operating agreement) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur, our operating agreement provides that the purported transfer in violation of the restrictions will be void ab initio. Common shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the common shares held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to common shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that common shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law and pursuant to our operating agreement, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the common shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our operating agreement) of the securities on the day of the event causing the securities to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the securities. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that the securities have been transferred to the trust, the securities are sold by the proposed transferee, then (1) the securities shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the securities. Upon a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing the securities bear a legend referring to the restrictions described above.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interests of our shareholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following summary discusses the material U.S. federal income tax and, for certain non-U.S. holders (as defined below), estate tax consequences of the acquisition, ownership and disposition of our common shares and preferred shares. Any additional U.S. federal income tax considerations of the ownership and disposition of our preferred shares, shareholder rights, warrants or debt securities will be addressed in an applicable prospectus supplement or free writing prospectus we and any selling security holders may provide you. This summary is based on current law, is for general information only and is not tax advice. This discussion is based on the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently in effect and which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that our shares will be held as capital assets for U.S. federal income tax purposes. This summary is not intended to be a complete description of all of the U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares. In addition, except as specifically set forth below, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of our shares in light of its personal circumstances, or to holders of our shares that are subject to special treatment under U.S. federal income tax laws, including but not limited to:

•	dealers in securities or foreign currencies;

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations (except to the extent discussed in “—Taxation of Holders of Our Shares—Unrelated Business Taxable Income”);

•	RICs (except to the extent discussed in “—Taxation of Holders of Our Shares—Mutual Fund Holders”);

•	REITs;

•	non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Holders of Our Shares”);

•	controlled foreign corporations, or “CFCs”;

•	passive foreign investment companies, or “PFICs”;

•	persons who are subject to the alternative minimum tax;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	persons that hold our shares as part of a hedge, straddle, constructive sale, or integrated or conversion transaction;

•	persons whose functional currency is not the U.S. dollar;

•	persons who are, or who hold our shares through, partnerships or other pass-through entities; or

•	holders of options granted by us or persons who acquired our shares as compensation.

The tax treatment of partners in a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds our shares generally depends on both the status of the partner (rather than the partnership) and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold our shares should consult their tax advisors.

As used below, a “U.S. holder” is a beneficial holder of our shares who is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of our shares that is not a U.S. holder or a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes). The term “holders” includes both a U.S. holder and a non-U.S. holder.

The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. Consequently, you are urged to consult your own tax advisors as to the specific tax consequences to you of the acquisition, ownership and disposition of our shares, including the applicability and effect of federal, state and local or foreign income and other tax laws to your particular circumstances.

Our Taxation

Classification of Ellington Financial LLC

In the opinion of Hunton & Williams LLP, or “Hunton & Williams,” we have been and will be treated, for U.S. federal income tax purposes, as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. It must be emphasized that the opinion of Hunton & Williams speaks as of the date issued and is based on various assumptions and representations relating to our organization, operations, assets, activities and income, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we, at all times, have operated and will continue to operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants regarding our organization, assets, income, and present and future conduct of our activities and operations, and assumes that such representations and covenants are accurate and complete.

There is limited statutory, administrative and judicial authority addressing certain aspects of the treatment of instruments similar to our shares for U.S. federal income tax purposes. No assurance can be given that the IRS would not successfully assert a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been sought from the IRS regarding any matter discussed in this prospectus. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of acquiring, owning and disposing of our shares, as well as the effects of state, local and non-U.S. tax laws, including potential state tax filing requirements.

While we believe that we have been organized and have operated so that we have qualified, and will continue to qualify, to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hunton & Williams or us that we will so qualify for any particular year. Hunton & Williams will have no obligation to advise us or you of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership that is not a publicly traded partnership taxable as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below), the compliance with which will not be reviewed by Hunton & Williams on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

If, for any reason, including our failure to meet the qualifying income exception, we were treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, items of income, gain, loss, deduction and credit would not pass through to the holders of our shares and such holders would be treated for U.S. federal (and certain state and local) income tax purposes as shareholders in a corporation. We would be required to pay income tax at regular corporate rates on all of our income. In addition, we would likely be liable for state and local income and/or franchise taxes on all of our income. Distributions to holders of our shares would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, and these distributions would not be deductible by us. Additionally, distributions paid to non-U.S. holders of our shares would be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty). Thus, if we were treated as a corporation, such treatment would result in a material reduction in cash flow and after-tax returns for holders of our shares and thus would result in a substantial reduction in the value of our shares.

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We believe that we are treated, and will continue to be treated, as a publicly traded partnership.

A publicly traded partnership will be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes if (1) 90% or more of the income of such publicly traded partnership during each taxable year consists of “qualifying income,” and (2) such publicly traded partnership would not be included in the definition of a RIC in Section 851(a) of the Code if it were a domestic corporation (which generally applies to entities required to register under the Investment Company Act). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest, and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the “conduct of a financial or insurance business” or is based, directly or indirectly, on the income or profits of any person. Our income currently consists primarily of interest income, income and gain from interest rate, credit risk and other derivatives, gain from sale of securities (including income from the short sale of securities) all of which is generally qualifying income for purposes of the qualifying income exception.

We believe we satisfy the qualifying income exception and we intend to continue to conduct our activities and operations so that we will continue to qualify for this exception in each taxable year. There can be no assurance, however, that the IRS will not challenge our compliance with the qualifying income exception requirements and, therefore, assert that we are taxable as a corporation for U.S. federal income tax purposes. Such treatment would result in a material reduction in cash flow and after-tax returns for holders of our shares and thus would result in a substantial reduction in the value of our shares.

If at the end of any year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure to meet the qualifying income exception is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) we and each of the holders of our shares (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under our operating agreement, each holder of our shares is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain our status as a partnership for U.S. federal (and applicable state) income tax purposes. It is not possible to state whether we would be entitled to this relief in any or all circumstances. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of the shares (during the failure period) will be required to pay such amounts as are determined by the IRS.

Certain State, Local and Non-U.S. Tax Matters

We and any subsidiary of ours may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property, or reside. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and of the holders of our shares may not conform to the U.S. federal income tax treatment discussed herein. We may pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liability in amounts that could be substantial. Any non-U.S. taxes incurred by us may not pass through to holders of our shares as a credit against their federal income tax liability.

Taxation of Holders of Our Shares

Taxation of Holders of Our Shares on Our Profits and Losses

As a partnership for U.S. federal income tax purposes, we are not subject to U.S. federal income tax. Rather, in computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of our items of income, gain, loss, deduction and credit for our taxable year ending within or with your taxable year, regardless of whether you have received any distributions. It is possible that your U.S. federal income tax liability with respect to your allocable share of our earnings in a particular taxable year could exceed the cash distributions to you, thus requiring an out-of-pocket tax payment by you. See “—Nature of Our Business Activities—Non-Cash Income from Our Investments” below. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at the partnership level (rather than at the shareholder level).

Allocation of Profits and Losses

For each of our fiscal years, items of income, gain, loss, deduction or credit recognized by us will be allocated among the holders of our shares in accordance with their allocable shares of our items of income, gain, loss, deduction and credit. The allocable share of such items for a holder of our shares will be determined by our operating agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with such holder’s interest in us. We believe that the allocations provided by our operating agreement have “substantial economic effect” although, as discussed below, it is possible that (1) our method for allocating partnership income and deductions between transferors and transferees of our shares might not literally comply with certain proposed Treasury Regulations once they are finalized and (2) the IRS may not respect our allocations to the extent attributable to certain conventions we use for making tax basis adjustments pursuant to our election under Section 754. See “—Administrative Matters—Section 754 Election” below. If the allocations provided by our operating agreement do not have “substantial economic effect” and were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our operating agreement.

In accordance with recently proposed Treasury Regulations, on which existing publicly traded partnerships currently may rely, we will apply a monthly convention pursuant to which our taxable income and losses will be determined annually and will be prorated on a monthly basis. Then the income and losses will be apportioned among the holders in proportion to the shares owned by each of them as of the first business day of the month, or the “Allocation Date.” However, certain “extraordinary items,” such as income or gain realized on a sale or other disposition of our assets other than in the ordinary course of business, will be allocated among the holders owning our shares on the Allocation Date in the month in which that gain or loss is recognized. It is not entirely clear whether certain items, such as the mark-to-market gains and losses recognized at the end of the year as a result of our election under Section 475(f) of the Code (see “—Nature of Our Business Activities—Mark-to-Market Election”), will be treated as “extraordinary items.” We do not intend to treat these mark-to-market gains and losses as “extraordinary items.” If the IRS successfully asserted a contrary position, there would be a disproportionate allocation of our income to the month in which our mark-to-market gains and losses are recognized. As a result of the monthly convention for allocating items, holders transferring our shares may be allocated items of income, gain, loss, deduction, and credit realized after the date of transfer. In addition, as a result of such allocation method, you may be allocated taxable income even if you do not receive any cash distributions. Moreover, you may be allocated differing amounts of our income, gain, loss, deduction and credit than other holders of our shares as a result of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder relating to our mark-to-market election under Section 475(f) of the Code. For example, if our shares are sold in an offering at a price that is lower than our per-share book value and our book value is equal to or greater than that value at the end of our taxable year, investors will be allocated income at least equal to the difference between the offering price and the per-share book value as of the offering, ignoring any offsetting allocations of operating losses. Conversely, if our shares are sold in an offering at a price that is higher than our per-share book value and our book value is equal to or lesser than that value at the end of our taxable year, investors will be allocated loss at least equal to the difference between the offering price and the per-share book value as of the offering, ignoring any offsetting allocations of operating income.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and the proposed Treasury Regulations prescribing the monthly convention described in the preceding paragraph will not be effective until finalized and may be changed prior to being finalized. Accordingly, it is possible that transfers of our shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to our monthly convention for allocating income and deductions. In that event, our allocation method might be considered a monthly convention that does not literally comply with that requirement. If our monthly convention is not allowed by the final Treasury Regulations, the IRS may contend that our taxable income or losses must be reallocated among the holders of our shares. If such a contention were sustained, your income or loss allocation could be adjusted, possibly to your detriment. The board of directors is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period), which we may do if the final Treasury Regulations do not approve the allocation method described in the preceding paragraph.

Adjusted Tax Basis of Shares

Our distributions generally will not be taxable to you to the extent of your adjusted tax basis in our shares (see “—Treatment of Distributions” below). In addition, you will be allowed to deduct your allocable share of our losses (if any) only to the extent of your adjusted tax basis in your shares at the end of the taxable year in which the losses occur. Your initial tax basis in your shares will be generally equal to the amount of cash you paid for your shares and will be generally increased by your allocable share of our profits (and items of income and gain). Your adjusted tax basis in our shares will be generally decreased (but not below zero) by your allocable share of our losses (and items of loss, deduction and expense), the amount of cash distributed to you and our tax basis in property (other than cash) distributed to you by us. Moreover, your adjusted tax basis will include your allocable share of our liabilities, if any.

To the extent a deduction of your allocable share of our losses (if any) is not allowed because you had insufficient adjusted tax basis in your shares, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed to the extent of your adjusted tax basis in your shares in those subsequent taxable years.

Treatment of Distributions

Cash distributions by us with respect to our shares or in redemption of less than all of your shares generally will not be taxable to you. Instead, such distributions will be treated as a distribution from a partnership and will reduce, but not below zero, your adjusted tax basis in your shares immediately before the distribution. If such distributions exceed your adjusted tax basis in your shares, the excess will be taxable to the holder as gain from a sale or exchange of shares (as described in “—Disposition of Our Shares” below). It is possible that partial redemptions made during the taxable year could result in taxable gain to you where no gain would otherwise have resulted if the same partial redemption were made at the end of the taxable year. A reduction in your allocable share of our liabilities, and certain distributions of marketable securities by us, are treated as cash distributions for U.S. federal income tax purposes.

Disposition of Our Shares

A sale or other taxable disposition of all or a part of your shares (including in redemption for cash of all of your shares) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including any cash deemed received by reason of the reduction in your share of our liabilities) and your adjusted tax basis in your shares (as described in “—Adjusted Tax Basis of Shares” above). Your adjusted tax basis will be adjusted for this purpose by your allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your shares exceeds one year. A portion of such gain, however, will be treated as ordinary income under the Code to the extent attributable to your allocable share of unrealized gain or loss in our assets to the extent described in Section 751 of the Code. This may include, among other things, accrued market discount on debt securities having a stated redemption price at maturity that is greater than our tax basis in those debt securities and unremitted earnings of any CFC held by us, although in the case of a holder who is an individual, the amount treated as ordinary income may be limited pursuant to Section 1248 of the Code. If you dispose of your shares at a time when we hold stock in a PFIC that is not a qualified electing fund, or “QEF,” you would be treated as disposing of an interest in such PFIC to the extent of your pro rata share of such PFIC stock held by us. We do not currently hold, and do not currently intend to acquire, stock in a CFC or a PFIC.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that adjusted tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the adjusted tax basis allocated to the interests sold equals an amount that bears the same relation to the partner’s adjusted tax basis in all of the partner’s interests in the partnership as the value of the interests sold bears to the value of all of the partner’s interests in the partnership. Treasury Regulations under Section 1223 of the Code allow a selling holder of our shares who can identify shares transferred with an ascertainable holding period to elect to use the actual holding period of the shares transferred. Thus, according to the IRS ruling discussed above, a holder of our shares will be unable to select high or low basis shares to sell as would be the case with corporate stock but, according to the Treasury Regulations, such holder may designate specific shares sold for purposes of determining the holding period of shares transferred. A holder electing to use the actual holding period of shares transferred must consistently use that identification method for all subsequent sales or exchanges of shares. A holder considering the purchase of additional shares or a sale of shares purchased in separate transactions is urged to consult the holder’s own tax advisor as to the possible consequences of this IRS ruling and application of the Treasury Regulations.

Limitation on Deductibility of Capital Losses

If you are an individual, any capital losses generated by us (or upon a disposition of our shares) generally will be deductible only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by us (or upon a disposition of shares) generally will be deductible to the extent of your capital gains for the taxable year. Corporations generally may carry capital losses back three years and forward five years. You should consult your tax advisors regarding the deductibility of capital losses.

Limitation on Deductibility of Certain of Our Losses

Individuals and certain closely held subchapter C corporations will be allowed to deduct their allocable share of our losses (if any) only to the extent of each such holder’s “at risk” amount in us at the end of the taxable year in which the losses occur. The amount for which a holder is at risk with respect to its interest generally is equal to its adjusted tax basis for such interest, less any amounts borrowed (1) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (2) from persons who have a proprietary interest in us and from certain persons related to such persons; and (3) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder’s allocable share of our losses is not allowed because the holder has an insufficient amount at risk in us, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder’s at risk amount in subsequent years.

We do not expect to generate any material amount of income or losses from “passive activities” for purposes of Section 469 of the Code. However, to the extent that we generate any income from passive activities, such income may not be used to offset your passive activity losses from other activities. To the extent that we generate any losses from passive activities, such losses will be suspended and will only be allowed as an offset to passive activity income from us in future years or allowed as a loss upon the complete disposition of a holder’s interest in us. Accordingly, income allocated by us to you generally will not be able to be offset by your other passive activity losses, and passive activity losses allocated to you by us generally will not be able to be used to offset your other passive activity income. You should consult your tax advisors regarding the possible application of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.

Investment Interest Limitation

Individuals and other noncorporate holders of our shares will be allowed to deduct their allocable share of our “investment interest” (within the meaning of Section 163(d) of the Code and the Treasury Regulations promulgated thereunder) only to the extent of each such holder’s net investment income for the taxable year. A holder’s net investment income generally is the excess, if any, of the holder’s investment income from all sources (which is gross income from property held for investment such as an investment in our shares) over investment expenses from all sources (which are deductions allowed that are directly connected with the production of investment income). Investment income excludes net capital gain attributable to the disposition of property held for investment, as well as “qualified dividend income” that is taxable as long-term capital gains, unless the holder elects to pay tax on such gain or income at ordinary income rates.

To the extent that your allocable share of our investment interest is not allowed as a deduction because you have insufficient net investment income, you may carry over such disallowed investment interest to subsequent taxable years and such disallowed investment interest will be allowed to the extent of your net investment income in those subsequent years. If you borrow to finance the purchase of our shares, any interest paid or accrued on the borrowing will be allocated among our assets for purposes of determining the portion of such interest that is investment interest subject to the foregoing limitations or passive activity interest subject to the passive activity rules under Section 469 of the Code. The portion of such interest allocated to property held for investment (such as bonds or other securities) will be treated as investment interest. You should consult your tax advisors regarding the application to you of the allocation of such interest among our assets. Because the amount of a holder’s allocable share of our investment interest that is subject to this limitation will depend on the holder’s aggregate investment interest and net investment income from all sources for any taxable year, the extent, if any, to which our investment interest will be disallowed under this rule will depend on your particular circumstances each year.

Limitation on Deduction of Certain Other Expenses

We believe that the expenses incurred by us, including base management fees and incentive fees paid to our Manager, will generally not be treated as “miscellaneous itemized deductions” and will be deductible as ordinary trade or business expenses. An individual, estate or trust may deduct miscellaneous itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the holder’s adjusted gross income. The amount of a holder’s allocable share of such expenses that is subject to this disallowance rule will depend on the holder’s aggregate miscellaneous itemized deductions from all sources and adjusted gross income for any taxable year. In addition, miscellaneous itemized deductions are not deductible in determining the alternative minimum tax liability of a U.S. holder. Although we believe that our expenses will not be treated as miscellaneous itemized deductions, there can be no assurance that the IRS will not successfully challenge that treatment. In that event, a holder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such holder with respect to us that exceeds the amount of cash actually distributed to such holder for the year. You are urged to consult your tax advisors regarding your ability to deduct expenses incurred by us.

Our organizational expenses are not currently deductible, but must be amortized ratably over a period of 15 years. Our syndication expenses (i.e., expenditures made in connection with the marketing and issuance of shares) are neither deductible nor amortizable.

Mutual Fund Holders

U.S. mutual funds that are treated as RICs for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and quarterly 50% and 25% asset value tests under Section 851(b) of the Code to maintain their favorable U.S. federal income tax treatment. The treatment of an investment by a RIC in our shares for purposes of these tests will depend on whether we will be treated as a “qualified publicly traded partnership.” If we are so treated, then our shares themselves are the relevant asset for purposes of the 50% and 25% asset value tests and the net income from our shares is the relevant gross income for purposes of the 90% gross income test. In addition, the aggregate amount that a RIC can invest in the securities of one or more “qualified publicly traded partnerships” is limited to 25% of the RIC’s total assets. If, however, we are not treated as a “qualified publicly traded partnership,” then the relevant assets are the RIC’s allocable share of the underlying assets held by us and the relevant gross income is the RIC’s allocable share of the underlying gross income earned by us. However, the 25% limitation on a RIC’s ability to invest in the securities of “qualified publicly traded partnerships” would not apply. We will qualify as a “qualified publicly traded partnership” if we derive less than 90% of our income from sources that are qualifying income for purposes of the RIC 90% gross income test. We believe that we have not been, and anticipate that we will not in the future be, treated as a “qualified publicly traded partnership.” However, because such qualification will depend on the nature of our future investments, no complete assurance can be provided that we will or will not be treated as a “qualified publicly traded partnership” in any particular year. RICs should consult their own tax advisors regarding an investment in our shares.

Unrelated Business Taxable Income

We expect that tax-exempt holders of our shares will recognize a significant amount of unrelated business taxable income (“UBTI”) as a result of our indebtedness with respect to our assets. A holder that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, is generally exempt from U.S. federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner in a partnership (or an entity or arrangement treated as partnership for U.S. federal income tax purposes) that regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner must include, in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, such tax-exempt partner could be treated as earning UBTI to the extent that such entity derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (e.g., indebtedness incurred in acquiring or holding property). We expect that we will incur “acquisition indebtedness” with respect to certain of our assets.

To the extent we recognize income in the form of interest and dividends from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the “average acquisition indebtedness” incurred with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by us during the taxable year.

To the extent we recognize gain from disposition of securities with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the securities during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by us during the taxable year.

In addition, a portion of our income from any residual interest in a real estate mortgage investment conduit, or a REMIC, or a taxable mortgage pool arrangement owned by a REIT could be treated as “excess inclusion income.” See “—Nature of Our Business Activities—Excess Inclusion Income” below. Excess inclusion income is subject to tax as UBTI in the hands of most tax-exempt holders. We do not currently own residual interests in REMICs or interests in REITs.

For certain types of tax-exempt entities, the receipt of any UBTI might have adverse consequences. Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning our shares.

Shares Held Offshore

After December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on distributions on our shares received by U.S. holders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed after December 31, 2014 on proceeds from the sale of our shares received by U.S. holders who own our shares through foreign accounts or foreign intermediaries. Any withholding payment, if made by us, will be treated as a distribution of cash to the holder of shares with respect to whom the payment is made, and will reduce the amount of cash to which such holder would otherwise be entitled. We will not pay any additional amounts to the holder of such shares in respect to any amounts thus withheld.

Taxation of Non-U.S. Holders of Our Shares

A non-U.S. holder will generally be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty) on its share of our gross income from dividends, interest (other than interest that constitutes “portfolio interest” within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. Although the matter is not entirely clear, income from derivative transactions may also be subject to U.S. federal withholding taxes. Moreover, dividend equivalent payments from certain derivative transactions are subject to U.S. federal withholding tax. We currently intend not to withhold on derivative income allocated to non-U.S. holders, except to the extent that such income is attributable to certain dividend equivalent payments. We expect that most of our interest income will constitute “portfolio interest” that is not subject to this withholding tax. We expect that any dividend income that we earn, including actual dividends received and consent dividends deemed received from any corporate or REIT subsidiaries we may form, will be subject to this withholding tax. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that would have otherwise been distributed to you. Non-U.S. holders generally are not subject to U.S. federal income tax on capital gains (including gains recognized as a result of our mark-to-market election under Section 475(f) of the Code that are treated as ordinary income for U.S. federal income tax purposes) if (1) such gains are not effectively connected income of such non-U.S. holder (or, if certain income tax treaties apply, such gains are not attributable to a permanent establishment in the United States maintained by such non-U.S. holder); and (2) if such non-U.S. holder is an individual, such holder is not present in the United States for 183 or more days during the taxable year (provided that certain other conditions are met).

Non-U.S. holders treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. holders on their net income that is considered to be effectively connected with such U.S. trade or business. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

While we expect that our method of operation will not result in our generating significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders, there can be no assurance that the IRS will not successfully assert that some portion of our income is properly treated as effectively connected income with respect to such non-U.S. holders. In addition, if any REIT which we form as a subsidiary or in which we may own an interest recognizes gain from the disposition of a “United States real property interest,” such gain will be treated as income that is effectively connected with a U.S. trade or business, unless the class of stock we own in the REIT is regularly traded on an established securities market and we did not own more than 5% of that class of stock during the one-year period prior to the payment of the dividends that paid out such gain. Although we do not currently own stock in any REIT, we may in the future form a REIT subsidiary or invest in REITs. We do not expect any REIT which we form or in which we invest to generate material amounts of gain from the disposition of United States real property interests, but no complete assurance can be provided that any REIT will not generate income that is effectively connected with a U.S. trade or business (See “—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of Holders of REIT Shares—Taxation of Non-U.S. Holders of REIT Shares”).

If a non-U.S. holder were treated as being engaged in a U.S. trade or business in any year because an investment by us in such year constituted a U.S. trade or business, such holder generally would be required to (1) file a U.S. federal income tax return for such year reporting its allocable share, if any, of our income or loss effectively connected with such trade or business and (2) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, a corporate non-U.S. holder might be subject to a U.S. branch profits tax on its allocable share of our effectively connected income. In addition, a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder’s allocable share of our effectively connected income. Any amount so withheld would be creditable against such non-U.S. holder’s U.S. federal income tax liability, and such non-U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. federal income tax liability for the taxable year. Finally, if we are engaged in a U.S. trade or business, a portion of any gain recognized by an investor who is a non-U.S. holder on the sale or exchange of its shares may be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. holder may be subject to U.S. federal income tax on the sale or exchange. To the extent our income is treated as effectively connected income, it may also be treated as non-qualifying income for purposes of the qualifying income exception discussed above under “—Our Taxation—Classification of Ellington Financial LLC.”

In general, different rules from those described above apply in the case of non-U.S. holders subject to special treatment under U.S. federal income tax law, including a non-U.S. holder (1) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (2) who is an individual present in the United States for 183 or more days and has a “tax home” in the United States for U.S. federal income tax purposes; or (3) who is a former citizen or resident of the United States.

After December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on distributions on our shares received by certain non-U.S. holders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed after December 31, 2014 on proceeds from the sale of our shares received by certain non-U.S. holders. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such distributions and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. That payment, if made by us, will be treated as a distribution of cash to the holder of shares with respect to whom the payment is made, and will reduce the amount of cash to which such holder would otherwise be entitled. We will not pay any additional amounts to holders of such shares in respect to any amounts thus withheld.

If you are a non-U.S. holder, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning, receiving distributions from and disposing of your shares, as well as the effects of state, local and non-U.S. tax laws.

U.S. Federal Estate Taxes for Non-U.S. Holders

Non-U.S. holders who are individuals may be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. It is unclear whether partnership interests (such as our shares) will be considered to be U.S.-situs property. Accordingly, non-U.S. holders may be subject to U.S. federal estate tax on all or a portion of the value of our shares owned at the time of their death. Prospective non-U.S. holders who are individuals are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to our shares.

Nature of Our Business Activities

We have or may invest, directly or indirectly, in a variety of assets, including, but not limited to, debt and equity securities of various U.S. and foreign issuers (including short positions with respect to such securities) and interest rate, credit risk, and other derivatives. Such investments have different tax consequences, which may vary depending on their particular terms and your particular circumstances. Certain of our business activities are subject to special and complex U.S. federal income tax provisions that may, among other things, (1) cause us (and thus you) to recognize income or gain without a corresponding receipt of cash, (2) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, and (3) adversely alter the tax characterization of certain financial transactions.

The discussion below describes the U.S. federal income tax considerations that may be relevant to some, but not to all, of our investments and contemplated investments, including the qualification of such income for purposes of the qualifying income exception. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of our business activities.

Interest Income

Interest income derived by us will generally be qualifying income for purposes of the qualifying income exception provided the income is not derived from “the conduct of a financial or insurance business” and is not based, directly or indirectly, on the profits of any person. Although there is no direct authority defining what constitutes “the conduct of a financial or insurance business,” we believe that our investment activities generally will not constitute “the conduct of a financial or insurance business” for purposes of the qualifying income exception. For example, we believe that we have not been engaged, and do not intend to engage, in the loan origination business, either directly or indirectly through our Manager and its affiliates. Nevertheless, there can be no assurance that the IRS will not successfully contend that all or a portion of our interest income is related to the “conduct of a financial or insurance business,” in which case such interest income would not be treated as qualifying income for the qualifying income exception and we could fail to qualify for that exception. We intend to continue to conduct our operations so that at least 90% of our gross income in each taxable year is qualifying income for purposes of the qualifying income exception. See “—Our Taxation—Classification of Ellington Financial LLC” above.

Derivative Income

From time to time, we enter into derivative transactions, such as interest rate swaps, caps and floors, credit default swaps, total rate of return swaps, options to purchase these items, and futures and forward contracts. We expect that many of our derivative transactions will be treated as “notional principal contracts” for U.S. federal income tax purposes. For purposes of the qualifying income exception, unless we are treated as a dealer in notional principal contracts, our income from a notional principal contract will be treated as qualifying income, provided the property, income, or cash flow that measures the amounts to which we are entitled under the contract would give rise to qualifying income if held or received directly by us or the notional principal contract is related to our business of investing in stock or securities. We do not anticipate that we would be treated as a dealer in notional principal contracts. We expect that, in general, payments under our derivative instruments will be measured by reference to an interest rate or interest rate index, with a cash flow that would be treated as interest income if received directly. As stated above, interest (other than interest derived from the “conduct of a financial or insurance business” or interest that is based, directly or indirectly, on the profits of any person) is qualifying income for purposes of the qualifying income exception. In addition, we expect that all income and gain from our notional principal contracts will be related to our business of investing in stock or securities. Accordingly, we expect that the income and gain from such derivative transactions will be qualifying income for purposes of the qualifying income exception. However, the rules regarding notional principal contracts are complex, and there can be no assurance that the IRS will not successfully challenge our characterization of a derivative transaction as a notional principal contract. In addition, we may enter into derivative transactions that do not produce qualifying income for the qualifying income exception. We intend to structure our derivative transactions in a manner that does not jeopardize our satisfaction of the qualifying income exception. See “—Our Taxation —Classification of Ellington Financial LLC” above.

Qualified Dividends and Certain Capital Gains

Dividends and capital gains earned by us will generally be qualifying income for purposes of the qualifying income exception. We also believe that our income generated from short sales of securities generally constitutes qualifying income for purposes of the qualifying income exception. Tax legislation enacted in 2003, 2006 and 2010 reduced the U.S. federal income tax rates on (1) capital gains received by taxpayers taxed at individual rates and (2) “qualified dividend income” received by taxpayers taxed at individual rates from certain domestic and foreign corporations. Subject to the discussion under “—Taxation of Holders of Our Shares—Disposition of Our Shares,” the reduced rates applicable to capital gains generally will also apply to capital gains recognized by holders of our shares who sell the shares that they have held for more than one year. The reduced rates, which do not apply to short-term capital gains and income generated from short sales of securities, generally apply to qualified dividends received and long-term capital gains from sales or exchanges recognized during taxable years beginning on or prior to December 31, 2012. Any dividend income allocated to holders that are corporations generally will not be eligible for a full dividend-received deduction.

Domestic Corporate Subsidiaries

We may form domestic corporate subsidiaries to make certain investments that could generate income that would not be qualifying income if earned directly by us. For example, we may purchase loans through a domestic corporate subsidiary if we anticipate that our activities with respect to those loans could cause us to be treated as engaged in a “financial business” for purposes of the qualifying income exception. Any domestic corporate subsidiary would be subject to federal, state, and local corporate income tax on its income. To the extent that any such domestic corporate subsidiary pays any taxes, it will have less cash available for distribution to us, which would reduce the amount of cash available for distribution to holders of our shares. Our dividend income from any domestic corporate subsidiary will be qualifying income for the qualifying income exception.

Foreign Corporate Subsidiaries

Although we currently have no plans to invest in foreign corporate subsidiaries, we may in the future acquire equity interests in foreign corporate subsidiaries that are treated as corporations for U.S. federal income tax purposes (each, a “foreign corporate subsidiary”), including foreign corporate subsidiaries formed to issue CDO securities. We anticipate that any such foreign corporate subsidiary in which we would own an interest would be treated as a CFC or PFIC for U.S. federal income tax purposes and, in the case of a PFIC, we would elect to treat the PFIC as a QEF. Our income from a CFC or PFIC generally will be qualifying income for purpose of the qualifying income exception. However, each holder of our shares will generally be required to include in income a portion of the income earned by the CFC or PFIC regardless of whether we receive cash distributions from the CFC or PFIC or the holder receives a distribution from us. Moreover, such income inclusions from a CFC or PFIC will not be eligible for the favorable tax rate applicable to “qualified dividend income,” and any gain allocated to you from a disposition of stock in a CFC by us would be treated as ordinary income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC. Net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC or PFIC will not pass through to the holders of our shares.

The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We anticipate that any foreign corporate subsidiaries that we may hold in the future would either (1) rely on the exemption described above or (2) otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income at the entity level. There can be no assurance, however, that any foreign corporate subsidiaries in which we own an interest would be able to satisfy the requirements for such exemption and, therefore, would not be subject to U.S. federal income tax on their income on a net basis.

You are urged to consult your tax advisor regarding the consequences of our future investment in non-U.S. entities.

Non-U.S. Currency Gains or Losses

If we make an investment denominated in a currency other than the U.S. dollar, then we may recognize gain or loss attributable to fluctuations in such currency relative to the U.S. dollar. We may also recognize gain or loss on such fluctuations occurring between the time we obtain and dispose of non-U.S. currency, between the time we accrue and collect income denominated in a non-U.S. currency, or between the time we accrue and pay liabilities denominated in a non-U.S. currency. Such gains or losses generally will be treated as ordinary income or loss, and such gain generally will be treated as qualifying income under the qualifying income exception.

Non-Cash Income from Our Investments

As discussed below, we make investments that cause us (and thus you) to recognize income or gain without a corresponding receipt of cash. This so-called “non-cash” or “phantom income” could arise for a variety of reasons, including:

•

We recognize taxable income in advance of the related cash flow if any debt security is deemed to have original issue discount. The accrued original issue discount is treated as interest income by us and an applicable portion will be passed-through to you, even though we generally do not receive payments corresponding to this income until the maturity of or the disposition of the debt security.

•

We may recognize taxable income in advance of related cash flow on our assets as a result of our mark-to-market election. See “—Mark-to-Market Election.” For example, we will recognize ordinary income at the end of each taxable year to the extent of any increase in unrealized gain on our assets.

•

If we form foreign corporate subsidiaries in the future, we would be required to include in income on a current basis the earnings of certain foreign corporate subsidiaries regardless of whether there has been a cash distribution of such earnings.

•

If we form a REIT subsidiary in the future, the REIT, and we, as a shareholder of the REIT, may recognize phantom income on consent dividends we are deemed to receive and/or on deemed exchanges of any distressed real estate loans in which the REIT may invest associated with modifications or foreclosures of such loans. See “—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of a REIT.”

You will be required to take such “non-cash” or “phantom income” income into account in determining your taxable income, regardless of whether you receive a cash distribution from us. Accordingly, you may not receive cash distributions equal to your tax liability attributable to your share of our taxable income.

Mark-to-Market Election

We intend to continue to qualify as a trader in securities and have elected to mark-to-market each year our positions in securities that we hold as a trader, in accordance with Section 475(f) of the Code. The election can only be revoked with the consent of the IRS. As a result of the election, we are required each year to mark-to-market certain securities that we hold, and thereby recognize gain or loss as if we had sold those securities for their fair market value. Our basis in the marked-to-market securities is adjusted accordingly. Our mark-to-market election also requires us to recognize any accrued market discount on our debt securities held at the end of each year. Any gain that we recognize from the mark-to-market deemed sale of the securities will be treated as qualifying income for purposes of the qualifying income exception. See “—Our Taxation—Classification of Ellington Financial LLC” above, for a discussion of this requirement.

There are limited authorities under Section 475(f) of the Code as to what constitutes a trader for U.S. federal income tax purposes. Under other sections of the Code, the status of a trader in securities depends on all of the facts and circumstances, including the nature of the income derived from the taxpayer’s activities, the frequency, extent and regularity of the taxpayer’s securities transactions, and the taxpayer’s investment intent. Therefore, there can be no assurance that we have qualified or will continue to qualify as a trader in securities eligible for the mark-to-market election. We have not received an opinion from counsel or a ruling from the IRS regarding our qualification as a trader. If our eligibility for, or our application of, the mark-to-market election were successfully challenged by the IRS, in whole or in part, it could, depending on the circumstances, result in retroactive (or prospective) changes in the amount of taxable income and the tax character of taxable income recognized by us and allocated to the holders of our shares. An inability to utilize the mark-to-market election might also have an adverse effect on our ability to provide tax information to holders of our shares on a timely basis. The IRS could also challenge any conventions that we use in computing, or in allocating among holders of our shares, any gain or loss resulting from the mark-to-market election. See “—Taxation of Holders of Our Shares—Allocation of Profits and Losses” above.

In addition, we intend to take the position that our mark-to-market gain or loss, and any gain or loss on the actual disposition of marked-to-market assets, should be treated as ordinary income or loss. However, because the law is unclear as to the treatment of assets that are held for investment, and the determination of which assets are held for investment, the IRS could take the position that the mark-to-market gain or loss attributable to certain assets should be treated as capital gain or loss and not as ordinary gain or loss. In that case, we will not be able to offset our non-cash ordinary income with capital losses from such assets, which could increase the amount of our non-cash taxable income recognized by us and allocated to the holders of our shares. The tax on such taxable income allocated to you may be in excess of our cash distributions to you.

Excess Inclusion Income

Excess inclusion income is generated by residual interests in REMICs and taxable mortgage pool arrangements owned by REITs. Although we do not currently own any residual interests in REMICs or interests in REITs, we may acquire such investments in the future. We would be taxable at the highest corporate income tax rate on any excess inclusion income from a REMIC residual interest that is allocable to the percentage of our shares held in record name by disqualified organizations and, although the law is not clear, we may also be subject to that tax if excess inclusion income arises from a taxable mortgage pool arrangement owned by a REIT in which we invest. Disqualified organizations are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from UBTI (including certain state pension plans and charitable remainder trusts). Disqualified organizations are permitted to own our shares. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with our ownership of REMIC residual interests and with the classification of any REIT subsidiaries or a portion of the assets of any REIT subsidiaries in which we may invest as a taxable mortgage pool. A RIC or other pass-through entity owning our shares may also be subject to tax at the highest corporate rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Nominees who hold our shares on behalf of disqualified organizations also potentially may be subject to this tax. Excess inclusion income cannot be offset by losses of our holders. If the holder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as UBTI. A non-U.S. holder would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.

“Anti-Stapling” Rules

If we were subject to the “anti-stapling” rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning (1) more than 50% of the value of both a domestic corporate subsidiary and a foreign corporate subsidiary or (2) more than 50% of both a REIT and a domestic or foreign subsidiary. When a foreign corporate subsidiary and a domestic corporate subsidiary are treated as “stapled entities,” the foreign corporation is treated as a domestic corporation subject to U.S. federal corporate income tax. When a REIT and a domestic or foreign subsidiary are treated as “stapled entities,” the REIT and the domestic or foreign subsidiary are treated as one entity for purposes of the tax requirements applicable to REITs, which could result in the REIT failing to qualify as a REIT for U.S. federal income tax purposes.

Currently, we do not have any domestic or foreign subsidiaries that are treated as regarded entities for U.S. federal income tax purposes or REIT subsidiaries, but we may acquire such subsidiaries in the future. Because we intend to continue to own a substantial proportion of our assets directly or through entities that are treated as disregarded entities for U.S. federal income tax purposes, we do not believe that the “anti-stapling” rules would apply if we were to acquire domestic or foreign subsidiaries or REIT subsidiaries in the future. However, there can be no assurance that the IRS would not successfully assert a contrary position.

Personal Holding Company Tax

We do not currently have any corporate subsidiaries, but we may acquire such subsidiaries in the future. Certain majority-owned corporate subsidiaries that we may acquire in the future could be treated as personal holding companies for U.S. federal income tax purposes. A personal holding company is a “closely-held” corporation at least 60% of whose income constitutes “personal holding company income,” which generally includes dividends, interest, certain royalties, annuities and rents. We anticipate that all of our majority-owned corporate subsidiaries will be treated as “closely-held” under the constructive ownership rules applicable to personal holding companies. In addition, substantially all of the income of certain of those subsidiaries will constitute personal holding company income. A personal holding company generally is subject to a 15% (or 35% starting January 1, 2013) corporate tax on its personal holding company income that is not distributed, or treated as distributed, during the year in which such income is earned. However, certain liquidating distributions are not treated as distributions for that purpose. We intend to cause any personal holding company subsidiaries to distribute their income so as to avoid the personal holding company tax.

Administrative Matters

Section 754 Election

We have elected under Section 754 of the Code to adjust the tax basis in all or a portion of our assets in the event of a distribution of property to a holder or in the event of a transfer of an interest in us, including our shares, by sale or exchange or as a result of the death of a holder. We are also required to reduce the tax basis in our assets in connection with certain redemptions and dispositions of our shares. As a result of our election under Section 754 of the Code, each holder that purchases our shares will have an initial tax basis in our assets that reflects the fair market value of our assets at the time of each holder’s purchase. Because our holders are treated as having differing tax bases in our assets, a sale of an asset by us may cause holders to recognize different amounts of gain or loss or may cause some holders to recognize a gain and others to recognize a loss. Depending on when a holder purchases our shares and the fair market value of our assets at that time, the holder may recognize gain for U.S. federal income tax purposes from the sale of certain of our assets even though the sale would cause us to recognize a loss for financial accounting purposes. In addition, if we redeem all of the shares of a holder, pursuant to our share repurchase program or otherwise, then our tax basis in our assets will be reduced by the amount of the holder’s loss, if any, recognized on the redemption. As a result of our section 475(f) election and the rules applicable to partnerships, the remaining holders may be required to recognize additional income attributable to that reduction in our tax basis in our assets. An election under Section 754 of the Code can be revoked only with the consent of the IRS.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us, we will apply certain conventions in determining and allocating basis adjustments. Those conventions may cause some of our investors to be allocated more taxable income than if we had not applied these conventions. It is possible that the IRS will successfully assert that the conventions we intend to use do not satisfy the technical requirements of the Code or Treasury Regulations and, thus, will require different basis adjustments to be made. Such different basis adjustments, which may be retroactive, could adversely affect the manner and timing in which our income, gain, loss, deduction and credit is allocated to certain holders of our shares.

Technical Terminations

Subject to the electing large partnership rules described below, we will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination for tax purposes would result in the closing of our taxable year for all holders of the shares and we would be required to mark-to-market certain securities that we hold, and thereby recognize gain or loss as if we had sold those securities for their fair market value on the date of termination. In the case of a holder that disposes of its shares during a calendar year in which we have a technical termination, the termination may cause the holder to recognize more taxable income than the holder would have had there not been a termination. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, which is expected to continue to be the calendar year, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. We would be required to satisfy the qualifying income exception for each tax period, we would lose our current tax elections and we would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Code and a new mark-to-market election under Section 475(f) of the Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. In the event that we become aware of a termination, we will use commercially reasonable efforts to minimize any such penalties. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Information Returns

We have agreed to use reasonable efforts to furnish to you tax information (including IRS Schedule K-1s) as promptly as practicable after the end of each taxable year, which describes your allocable share of our income, gain, loss, deduction and credit for the preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss, deduction and credit. Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, you will need to apply for extensions of time to file your tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss, which may be retroactive. If you are a non-U.S. holder, there can be no assurance that this information will meet your jurisdiction’s tax compliance requirements.

It is possible that we may engage in transactions that subject us and, potentially, the holders of our shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

Nominee Reporting

Persons who hold our shares as nominees for another person are required to furnish to us (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (A) a person that is not a U.S. person, (B) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (C) a tax-exempt entity; (3) the amount and description of shares held, acquired or transferred for the beneficial owner; and (4) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us.

Brokers and financial institutions are required to furnish additional information about the beneficial owners, including whether they are U.S. persons and specific information on shares they acquire, hold or transfer for their own account. The nominee is required to supply the beneficial owner of the shares with the information furnished to us. If we do not receive information from these brokers, financial institutions and nominees in a timely manner, then we may not be able to provide tax information to you in a timely manner.

Taxable Year

A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. Our taxable year is currently the calendar year. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two year period. In the event the majority interest in us changes to a group of holders with a different tax year and we have not been forced to change our tax year during the preceding two year period, we would be required to change our tax year to the tax year of that group of holders.

Elective Procedures for Large Partnerships

The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on IRS Schedule K-1s that are issued to the holders of our shares, and such IRS Schedules K-1s would have to be provided on or before March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a “technical termination” (which would close our taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of our total interests. If an election is made, IRS audit adjustments will flow through to the holders of the shares for the year in which the adjustments take effect, rather than the holders of the shares in the year to which the adjustment relates. In addition, we, rather than the holders of our shares individually, generally will be liable for any interest and penalties that result from an audit adjustment. We have not elected and do not currently anticipate that we will elect to be subject to the large partnership procedures.

Treatment of Amounts Withheld

If we are required to withhold any U.S. tax on distributions made to any holder of our shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Tax Audits

Adjustments in tax liability with respect to our items generally will be made at the Ellington Financial LLC level in a partnership proceeding rather than in separate proceedings with each holder. Ellington Financial Management LLC will represent us as our “tax matters partner” during any audit and in any dispute with the IRS. If Ellington Financial Management LLC ceases to own shares or ceases to be our Manager, our board of directors may designate a replacement tax matters partner. Each holder of our shares will be informed of the commencement of an audit of us. In general, the tax matters partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the holders of our shares.

Tax Shelter Regulations

In certain circumstances, a holder who disposes of our shares resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction, or a “reportable transaction,” in accordance with regulations governing tax shelters and other potentially tax-motivated transactions, or the “Tax Shelter Regulations.” In addition, an investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. You should consult with your tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of your shares or your allocable share of certain losses incurred by us.

Backup Withholding

We will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of our shares who do not furnish us with their correct taxpayer identification number (or, in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

New Legislation or Administrative or Judicial Action

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. No assurance can be given as to whether, or in what form, any changes, revisions or proposals affecting us or our shareholders will be enacted.

The U.S. federal income tax rules relating to publicly traded partnerships are currently under review by Congress, and certain legislative proposals have been made that would affect the tax treatment of publicly traded partnerships. While we believe that the current legislative proposals would not adversely affect the manner in which we will be taxed, no assurance can be given as to whether, or in what form, such proposals will ultimately be enacted, or whether they will have an effect on us.

We and holders of our shares could be adversely affected by any such change in, or any new, tax law, regulation or interpretation. Our organizational documents and agreements permit the board of directors to modify the operating agreement from time to time, without the consent of the holders of shares, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse effect on some or all of the holders of our shares.

Certain State, Local and Non-U.S. Tax Matters

Holders of our shares may be subject to various state, local and non-U.S. taxes and tax filing requirements. You are urged to consult your tax advisors with respect to the state, local and non-U.S. tax consequences of acquiring, owning and disposing of your shares, including potential state tax filing requirements.

Material U.S. Federal Income Tax Considerations Relating to Investments in REITs

General

We do not currently own an interest in any REITs, but we may invest in REITs in the future. We may form a REIT subsidiary for a variety of reasons, including, without limitation, in order to engage in certain mortgage-related activities that generate income that might not be considered qualifying income for the publicly traded partnership gross income test, but that we believe would be considered qualifying income for the various REIT gross income tests. Any dividend income from a REIT subsidiary we may form will be qualifying income for purposes of the qualifying income exception. In light of our potential investments in REITs and the complexity of the REIT rules, certain aspects of those rules are discussed below.

Taxation of a REIT

Under the Code, a REIT itself is generally not subject to tax to the extent that it currently distributes its income to its shareholders. To qualify as a REIT, an entity is required to meet a number of technical U.S. federal income tax requirements, including various tests regarding the sources of its income, the nature and diversification of its assets, the amounts it distributes to its shareholders and the ownership of its shares. In summary form, these technical requirements include the following:

•	a REIT must have at least 100 shareholders;

•

no more than 50% in value of the REIT’s outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined to include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts certain entities) during the last half of any calendar year (other than the first REIT taxable year);

•	a REIT generally must distribute 90% of its REIT taxable income each year to its shareholders;

•

75% of a REIT’s gross income must be from rents from real property, interest on mortgages and certain real estate related income, or the “75% gross income test,” and 95% of the REIT’s gross income must be derived from those sources together with certain types of passive investment income, including interest and dividends, or the “95% gross income test”;

•

at least 75% of the value of a REIT’s total assets at the end of each calendar quarter must be represented by real estate assets (which generally includes interest in real property, stock or other entities that qualify as REITs, interest in mortgage loans secured by real property, investments in stock or debt instruments during the one-year period following the receipt of new capital and regular and residual interests in a REMIC), cash and cash items and government securities, or the “75% asset test”; and

•

the amount of securities of a single issuer, other than a taxable REIT subsidiary, that a REIT holds at the end of each calendar quarter generally must not exceed either 5% of the value of its gross assets or 10% of the voting securities or 10% of the value of such issuer’s outstanding securities, or the “10% value test.”

A REIT in which we invest will generally not be subject to U.S. federal income tax on the portion of its ordinary income and capital gain it distributes currently or is deemed to distribute to its shareholders. The REIT would be subject to tax at corporate rates on any net ordinary income or capital gain not so distributed. The REIT would also be subject to a tax equal to 100% of net income from any prohibited transaction and to alternative minimum tax liability (which could arise if it has significant items of tax preference). A “prohibited transaction” is a sale of inventory or property held for sale to customers in the ordinary course of business.

If a REIT in which we invest failed to qualify as a REIT and was not able to cure such failure under the applicable provisions of the Code, it would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and it would not be permitted to deduct distributions to its shareholders. In addition, to the extent of current and accumulated earnings and profits, all distributions we receive would be taxable to our holders as dividend income, although, subject to certain limitations under the Code, corporate distributees could be eligible for the dividends-received deduction and individual U.S. holders could be eligible for the reduced U.S. federal income tax rate on corporate dividends (through December 2012). Unless entitled to relief under specific statutory provisions, such REIT and any “successor entity” will also be disqualified from taxation as a REIT for the four taxable years following the year in which it lost its qualification. It is not possible to state whether in all circumstances a REIT subsidiary would be entitled to this statutory relief.

The acquisition of distressed debt by a REIT may cause the REIT, and thus, Ellington Financial, as a shareholder of the REIT, to recognize phantom (or non-cash) income for U.S. federal income tax purposes. For example, if a REIT acquired non-publicly traded distressed debt and then significantly modified that debt, it would recognize gain on the resulting deemed exchange equal to the difference between the adjusted issue price of the modified distressed debt and its adjusted tax basis in the unmodified distressed debt. Because any distressed debt would typically be acquired by a REIT at a significant discount, the REIT’s adjusted tax basis in the unmodified distressed debt would likely be significantly lower than the adjusted issue price of the modified distressed debt. Accordingly, if the REIT significantly modified non-publicly traded distressed debt, it could recognize a substantial amount of taxable income without receiving any cash. Foreclosing on non-performing distressed debt acquired at a discount may also cause the REIT to recognize a substantial amount of taxable income without receiving any cash. This “phantom income” will increase the amount of taxable income that the REIT would be required to distribute to us to satisfy the REIT distribution requirement and avoid corporate income and excise taxes. To satisfy that requirement and avoid those taxes, the REIT may have to sell assets, borrow funds at inopportune times or make non-cash “consent” dividends to us.

The REIT rules likely will limit the ability of any REIT we form to invest in distressed debt. The REIT rules generally provide that a portion of the gross income from undersecured loans (i.e., loans in which the principal amount of the loan outstanding exceeds the fair market value of the real property securing the loan as the date the loan is acquired) will not be qualifying income for the 75% gross income test. A portion of such loan may not be a qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% value test. The face amount of a distressed debt will typically exceed the fair market value of the real property securing the debt on the date the REIT commits to acquire the debt. Because distressed debt that a subsidiary REIT may acquire may produce a significant amount of non-qualifying income for purposes of the 75% gross income test and a significant portion of a distressed debt may be treated as a non-qualifying asset for the REIT asset tests, a subsidiary REIT may be limited in its ability to invest in distressed debt and maintain its qualification as a REIT.

Further, the ability of any REIT subsidiary to engage in certain transactions relating to distressed debt may be limited by the prohibited transaction rules applicable to REITs. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including loans, held primarily for sale to customers in the ordinary course of business. In order to avoid the prohibited transactions tax, a REIT subsidiary may choose not to engage in certain sales of distressed loans or dispositions of real property acquired through foreclosure. Alternatively, a REIT subsidiary may engage in these transactions through a taxable REIT subsidiary. The prohibited transactions tax does not apply to assets sold through a taxable REIT subsidiary. However, any gain or income recognized by taxable REIT subsidiaries on such sales is fully taxable at regular U.S. corporate income tax rates. If we form a REIT subsidiary to acquire distressed mortgage loans, we anticipate that it would have a taxable REIT subsidiary that would hold certain assets that it intended to sell, including property acquired on foreclosure and certain of such mortgage loans.

Taxation of Holders as a Result of Our Ownership of REIT Shares

You will be allocated a portion of the income that we realize with respect to our ownership of the equity of any REIT in which we invest. You generally will be taxed with respect to this allocated income in the same manner as if you held the REIT shares directly.

U.S. Holders. Distributions made by a REIT to us out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by our taxable U.S. holders as ordinary income and will not be eligible for the dividends-received deduction for corporations or the reduced rate of U.S. federal income tax on qualified dividend income for taxpayers taxed at individual rates (through December 31, 2012). Distributions that a REIT designates as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the REIT’s actual net capital gain for the taxable year) without regard to the period for which the holder has held its shares. Corporate holders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will generally not be taxable to the extent that they do not exceed our adjusted basis in the REIT, but rather will reduce such adjusted basis. To the extent that such distributions exceed our adjusted basis in our shares of the REIT, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in our hands. Any consent dividends deemed paid by a REIT will be taxable as ordinary income to the holders to the extent of the REIT’s earnings and profits, even though no cash will be distributed by the REIT. We will not be able to pass through any net operating losses or capital losses of a REIT to our holders.

Gain on the sale of our shares in a REIT will be treated as long-term or short-term capital gain rates, depending on how long the shares were held, and assuming the shares were a capital asset in our hands. In general, however, any loss upon a sale or exchange of shares, to the extent that we held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of previous distributions from the REIT that were required to be treated as long-term capital gain.

Tax-Exempt Holders. Unless the REIT is a “pension-held REIT,” distributions by a REIT to us generally will not constitute UBTI to our holders that are tax-exempt entities, other than any amounts that represent excess inclusion income, provided that the REIT shares are not debt-financed in our hands or used by us in an unrelated trade or business and the holder’s shares in us are not debt-financed or used in an unrelated trade or business. Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning shares in a REIT.

Taxation of Non-U.S. Holders of REIT Shares. Dividends received by us from a REIT that are not attributable to gains from the sale of “United States real property interests” and allocable to Non-U.S. holders of our shares would be subject to U.S. withholding tax at a 30% rate (subject to reduction by applicable treaty). For most types of foreign shareholders, dividends that are attributable to excess inclusion income would be subject to withholding at the maximum rate of 30%, without reduction for any otherwise applicable income tax treaty. However, if a non-U.S. holder were treated as being engaged in a U.S. trade or business in any year because an investment by us in such year constituted a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on distributions and may be subject to the 30% branch profits tax in the case of corporate non-U.S. holders. (See “Taxation of Non-U.S. Holders of Our Shares”).

Dividends received by us that are attributable to gains from the sale of United States real property interests and allocable to Non-U.S. holders of our shares would be subject under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” to withholding tax at a rate of 35% and would be considered income effectively connected with a U.S. trade or business (which would require the filing of U.S. federal income tax returns by non-U.S. persons and which would be subject to the branch profits tax for corporate non-U.S. holders). For these purposes, dividends paid by the REIT are first considered attributable to gains from the sale of United States real property interests, if any. The term “United States real property interest” does not include mortgage loans or mortgage-backed securities, and we anticipate that we would cause any REIT subsidiary to hold and sell real property acquired on foreclosure of a mortgage loan through a taxable REIT subsidiary. As a result, we do not anticipate that any REIT subsidiary will generate material amounts of gain that would be subject to FIRPTA, but no complete assurance can be provided that a REIT subsidiary or any other REIT in which we invest will not generate gains that are subject to FIRPTA.

If at least 50% of the assets that a REIT holds are United States real property interests, gains from the sale of the REIT shares by a non-U.S. shareholder would be subject to FIRPTA tax. We believe it is unlikely that gains from the sale of the equity in any REIT subsidiary we form will be subject to the FIRPTA tax, however, we cannot assure you that we will not hold stock in a REIT that exceeds the 50% threshold. Gains on the sale of shares in such a REIT, however, would not be subject to the FIRPTA tax, so long as the REIT was “domestically controlled.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. persons.

You should consult your tax advisors regarding the application and effect of state, local and foreign income and other tax laws on the indirect investment in stock or other securities of any REIT in which we invest.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering. Sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but underwriters will not be obligated to do and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.ellingtonfinancial.com) as soon as reasonably practicable after filing with the SEC. The information contained on, or otherwise accessible through our website is not part of, or incorporated by reference into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” are incorporated by reference into this prospectus and registration statement of which this prospectus is a part except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;

•	Our Current Reports on Form 8-K filed on February 11, 2011, May 17, 2011, August 3, 2011 and November 3, 2011;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2011 in connection with our Annual Meeting of Shareholders held on May 16, 2011;

•	All other reports we have filed pursuant to Section 13(a), 13(c), 14 and 15(a) of the Exchange Act since December 31, 2010; and

•

The description of our common shares incorporated by reference in our registration statement on Form 8-A/A filed on October 5, 2010 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

If any statement in this prospectus is inconsistent with a statement in one of the incorporated documents referred to above, then the statement in the incorporated document will be deemed to have been superseded by the statement in this prospectus.

We also incorporate by reference any of the following documents that we file with the SEC after the date of this prospectus through the date upon which we sell all the securities we offer with this prospectus and any prospectus supplement (other than any portion of these documents that is furnished or otherwise deemed not to be filed):

•	Reports filed under Section 13(a) and (c) of the Exchange Act;

•	Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders’ meeting; and

•	Any reports filed under Section 15(d) of the Exchange Act.

To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us in writing or by phone at:

Ellington Financial LLC

53 Forest Avenue

Old Greenwich, CT 06870

(203) 698-1200

3,500,000 Shares

Ellington Financial LLC

Common Shares Representing Limited Liability Company Interests

Prospectus Supplement

Deutsche Bank Securities

BofA Merrill Lynch

Stifel Nicolaus Weisel

JMP Securities

August     , 2012